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                                                                   EXHIBIT 10.33



                                                                  Execution Copy



                      RESEARCH LICENSE AND OPTION AGREEMENT


        This License Option Agreement (the "Agreement"), effective as of April 6, 1998 (the "Option Effective Date") is made by and between Abgenix, Inc., a Delaware corporation ("ABX") and Genentech, Inc., a Delaware corporation ("GNE") with reference to the following facts and circumstances.

                                    RECITALS

        A. ABX has rights in certain technology relating to certain strains of XenoMouse (TM) Animals (as described below);

        B. GNE desires to use such XenoMouse Animals to generate antibodies to [*] (as defined below);

        C. ABX is willing to grant to GNE, and GNE desires to obtain, a license to use XenoMouse Animals solely for immunization with [*] for research purposes, as described below and on the terms and conditions set forth herein;

        D. ABX has immunized XenoMouse Animals using [*] material provided by GNE pursuant to that certain Materials Transfer Agreement between GNE and ABX effective as of [*] (as defined below, the "MTA"); and

        E. ABX is willing to grant to GNE, and GNE desires to obtain, an option to enter into the [*] Product License Agreement with respect to Products derived from immunization of XenoMouse Animals with [*], all as described fully below and on the terms and conditions set forth herein.

        NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

1.      DEFINITIONS

        For purposes of this Agreement, the terms set forth in this Article shall have the meanings set forth below:


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        1.1. The terms "ABX In-License," "ABX Know-How," "ABX Patent Rights,"
"Affiliate," "Antibody," "Derived" or "derived," "Excluded Technology," "Field," "Genetic Material," "GenPharm Cross License," "IND," "Independent Discovery," "JTI," "Licensed Technology," "MTA," "Product," "Product Antigen," "[*]," "Product License," "Sublicense," "Sublicensee," "Territory," "XenoMouse," "XenoMouse Animals," and "Xenotech Agreement" shall have the meaning ascribed thereto in the [*] Product License.

        1.2. "GNE Option Agreement" shall mean this Research License and Option Agreement entered into by and between ABX and GNE effective as of the Option Effective Date (as defined in the introductory paragraph above), as the same may be amended from time to time.

        1.3. "Option" and "Option Expiration Deadline" shall have the meanings described in Section 3.1 below.

        1.4. "Research Field" shall mean the immunization of XenoMouse Animals with the Product Antigen and the use of XenoMouse Animals that are so immunized and materials generated in whole or part from XenoMouse Animals that are so immunized, in each case solely for the creation, identification, analysis, manufacture, research, and development of Products in the Field. For purposes of clarification, the Research Field shall not include, among other things: (i) the creation, breeding or development of mice or any transgenic animals, (ii) use in humans of materials derived in whole or part from the XenoMouse Animals, (iii) use of XenoMouse Animals or materials derived in whole or part from XenoMouse Animals (including without limitation Products) for any purpose other than the creation, identification, analysis, manufacture, testing, research and development of Products for human medical uses, or (iv) the transfer, sale, lease, offer for sale or lease, or other transfer of title to XenoMouse Animals or any materials derived in whole or part from the XenoMouse Animals. For purposes of further clarification, it is understood that "immunization" of XenoMouse Animals with the Product Antigen includes the immunization of XenoMouse Animals with any formulation or construction of the Product Antigen, regardless of the three dimensional configuration of the Product Antigen, including, but not limited to, cell lines expressing the Product Antigen on their cell surface and chimeric molecules containing the Product Antigen; provided, however, that any research, development or use of Antibodies that do not bind to the Product Antigen (other than to determine whether they bind to the Product Antigen) shall be outside of the scope of the licenses granted hereunder or under the [*] Product Licenses.

        1.5. "Research Plan" shall mean the research plan agreed upon by the parties for work by the parties in the Research Field, which is attached hereto as Exhibit A and incorporated herein, as the same may be amended from time to time.

        1.6. "[*] Product License" shall mean that certain agreement between the parties (if entered into at all) in the form attached hereto as Exhibit B and incorporated herein, as the same may be amended from time to time.


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2.      SUPPLY OF MICE AND MATERIALS; RESEARCH LICENSE

        2.1 Supply of XenoMouse Animals and Hybridomas. Subject to the terms and conditions of this Agreement, including those set forth in Section 2.2 below:

               2.1.1 Hybridomas. As soon as practicable, but in any event, not less than ten (10) days after the Option Effective Date, ABX shall provide GNE with reasonable quantities of cells from hybridoma cell lines generated by ABX from immunization of XenoMouse Animals prior to the Option Effective Date with the Product Antigen provided by GNE pursuant to the MTA.

               2.1.2 XenoMouse Animals. ABX agrees to provide to GNE, solely for use in creating Antibodies to [*] for the creation, identification, analysis, manufacture, research, development and commercialization of Products in accordance with this Agreement and the [*] Product License (if entered into at all by the parties), numbers and types of sterilized male XenoMouse Animals as follows: (a) as soon as practicable after the Option Effective Date, but in any event not later than twenty (20) days after the Option Effective Date, ABX will ship to GNE sterilized male XenoMouse Animals of the sterilized male XenoMouse Animals of the types, strains and quantities specified in item number 19 of the Research Plan. If, before ABX has provided to GNE all the XenoMouse Animals that ABX is required to provide under this Agreement and/or the [*] Product License (if entered into at all by the parties), ABX develops and has available for shipment to GNE a strain of transgenic animals that produce human antibodies that was not available on the Option Effective Date (such a strain referred to herein as a "New Strain"), ABX agrees to inform GNE and discuss whether GNE would prefer to receive animals from the New Strain. Upon request of GNE, ABX will agree to substitute a reasonable number of animals from the New Strain in place of an equal number of XenoMouse Animals, of the types and strains specified in the Research Plan, to be shipped to GNE under this Agreement; provided that any such animals shall be deemed to be XenoMouse Animals for purposes of this Agreement (including, without limitation, Section 2.2) and the [*] Product License. GNE shall use XenoMouse Animals or animals from the New Strain provided hereunder only for conducting the research set forth in the Research Plan and/or for work in the Research Field, all in accordance with this Agreement.

               2.1.3 Research. GNE and ABX shall each conduct those research activities specified for such party as outlined in the Research Plan attached hereto as Exhibit A. The parties may amend the Research Plan (including, without limitation, the number and type of XenoMouse Animals to be provided to GNE) only by mutual written agreement. During the term of this Agreement, GNE and ABX shall each update the other, as requested by the other, as to the status of any research activities of the party under the Research Plan. It is understood that, except as expressly provided in the Research Plan or as the parties may otherwise agree in writing, GNE shall be responsible for conducting all other research activities involved in the creation, research and development of Products, including without limitation immunizations of XenoMouse Animals with the Product Antigen, screening of Antibodies generated from such immunizations, creation of hybridoma cells


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               that produce Antibodies to the Product Antigen, production of
Antibodies to the Product Antigen, and preclinical evaluation of Antibodies to the Product Antigen.

               2.1.4 Payments. In consideration for ABX's research activities under the Research Plan, GNE shall pay ABX in accordance with the agreed-upon budget included in the Research Plan within thirty (30) days of receipt of invoice from ABX.

               2.1.5 Ownership of Materials and Data. It is understood and agreed that:

               (a) ABX shall solely own all XenoMouse Animals, Genetic Material encoding such XenoMouse Animals, Antibodies, Genetic Material encoding such Antibodies, hybridomas and B cells.

               (b) GNE shall own all reagents, samples, data, results, technical information, know-how, preclinical and/or clinical testing data and any other non-patentable information resulting from the parties' use of the Licensed Technology related to the Product Antigen under the MTA or under this Agreement.

               (c) With respect to any materials (including, without limitation, all Antibodies, hybridomas or Genetic Material) generated in whole or in part from immunization of XenoMouse Animals with the Product Antigen and/or data made or generated under the MTA, this Section 2.1.5 hereby supersedes and cancels any terms or provisions in the MTA inconsistent with this Section 2.1.5 or any other term of this Agreement. The transfer of physical possession of any materials owned by, and the physical possession and use of such materials and/or data by, GNE or ABX, as the case may be, shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such materials and/or data to GNE or ABX, as the case may be.

        2.2 Supply of XenoMouse Animals and Materials; Material Transfer Terms. It is understood and agreed that all XenoMouse Animals, and all materials derived in whole or part from XenoMouse Animals, provided by ABX to GNE are provided solely for use in accordance with, and subject to, the following terms and conditions:

               (a) all XenoMouse Animals transferred to GNE shall be the property of ABX, and the transfer of physical possession to GNE, and/or possession or use by GNE, of XenoMouse Animals shall not be, nor be construed as, a sale, lease, offer to sell or lease, or other transfer of title to any XenoMouse Animals;

               (b) all XenoMouse Animals and all materials derived in whole or part from the XenoMouse Animals shall remain in the control of GNE and shall not be transferred to GNE's Affiliates or Sublicensees or any other party (other than ABX), except as expressly permitted under the [*] Product License (if entered into by the parties hereto);


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               (c) GNE shall not attempt to use the XenoMouse Animals, or any materials derived in whole or part from the XenoMouse Animals (including Genetic Materials) to reproduce the XenoMouse Animals or to generate or produce other transgenic mice or other transgenic animals;

               (d) The XenoMouse Animals shall be delivered to GNE solely for the purpose of performing the research activities set forth in the Research Plan and work in the Research Field, and GNE shall not use the XenoMouse Animals for any purpose other than immunizing the XenoMouse Animals with [*] and subsequent use of such immunized XenoMouse Animals and materials derived therefrom as reasonably necessary for creation, manufacture, testing, use, identification, analysis, research, and for development and commercialization of Products pursuant to the [*] Product License;

               (e) GNE shall not transfer, sell, have sold, lease, offer to sell or lease, or otherwise transfer title to (i) any XenoMouse Animals, (ii) cells derived in whole or part from the XenoMouse Animals (including without limitation hybridomas), or (iii) except as provided in Section 2.2(f) below, any other materials (including without limitation Antibodies and Genetic Materials) derived in whole or part from the XenoMouse Animals;

               (f) GNE shall not transfer, sell, have sold, lease, offer to sell or lease, otherwise transfer title to, or otherwise distribute or commercialize any Antibody or Product without first entering into the [*] Product License with ABX;

               (g) GNE shall not use the XenoMouse Animals to make or use antibodies to any antigen other than the Product Antigen or immunize the XenoMouse Animals with any antigen other than the Product Antigen;

               (h) Upon expiration or termination of this Agreement for any reason, GNE shall destroy (or return to ABX) each XenoMouse Animal and certify such destruction, except as otherwise provided in the [*] Product License (if entered into by the parties);

               (i) ABX shall own all right, title and interest in and to all inventions and intellectual property (whether patentable or nonpatentable) made or created by GNE (and by any of its agents or employees on behalf of, or under authority of, GNE) through any use of the XenoMouse Animals (and/or materials derived in whole or part from the XenoMouse Animals) which is not in accordance with the terms and conditions set forth in this Section 2.2;

               (j) Unless otherwise agreed by ABX in advance in writing, all XenoMouse Animals delivered to GNE shall be delivered to GNE's facilities in South San Francisco, California, and such XenoMouse Animals shall not leave such facility (except for return to ABX); and

               (k) XT shall be a third-party beneficiary of the commitments by GNE set forth in items (a) through (g) above.

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        2.3 Research License. Subject to the terms and conditions of this
Agreement (including without limitation compliance with the provisions of Section 2.2), ABX agrees to grant, and hereby grants, to GNE an exclusive license and sublicense of its rights, as the case may be, under the Licensed Technology, without right to grant further sublicenses, (i) to use the XenoMouse Animals provided by ABX in the Research Field solely for immunization with the Product Antigen and for conducting the creation, identification, analysis, manufacturing, research and development work set forth in the Research Plan or work in the Research Field, (ii) to use the Licensed Technology other than XenoMouse Animals (but including materials derived from XenoMouse Animals) for research and development work within the scope of the Research Field, including for work with ABX under the Research Plan in the Research Field and for other GNE work in the Research Field. The parties acknowledge that while ABX is granting GNE an exclusive license of its rights within the Research Field, ABX's rights may not be exclusive from ABX's licensors. The license and sublicense rights granted under this Section 2.3 shall terminate on the Effective Date (if any) of the [*] Product License between ABX and GNE or, in the event that GNE has not exercised the Option by the Option Expiration Deadline, on such Option Expiration Deadline.

        2.4 Limitation. Notwithstanding any other provision of this Agreement, in no event shall GNE (a) file, or authorize any third party to file, an IND (or a similar filing with an equivalent agency or regulatory body in any country) with respect to a Product or (b) initiate, or authorize any third party to initiate, clinical trials in humans with respect to a Product or (c) sell, or authorize any third party to sell, a Product, unless and until GNE has entered into the [*] Product License.

        2.5 Compliance with Laws. Each party shall only use the XenoMouse Animals and materials derived in whole or part from the XenoMouse Animals (including without limitation any hybridomas, Antibodies, and Genetic Material) in compliance with all applicable laws and regulations, including all applicable National Institutes of Health guidelines, and each party agrees that such materials will not be used in humans, except in accordance with all applicable regulations and laws. The parties acknowledge that ABX's obligations under the preceding sentence applies only to ABX's use of the XenoMouse Animals and materials derived in whole or in part from the XenoMouse Animals pursuant to this Agreement. Each party acknowledges that the XenoMouse Animals, and all materials generated in whole or part from the XenoMouse Animals, are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment thereof.

        2.6 Use Only For Products; No Implied Rights. GNE agrees that it shall not use the Licensed Technology (including, without limitation, XenoMouse Animals, Antibodies, Antibody-secreting cells, Genetic Material encoding the foregoing, or any other material derived from the XenoMouse Animals) except in the course of conducting research activities within the Research Field (and as may be permitted under the terms of the [*] Product License, if entered into by the parties). It is understood and agreed that no implied licenses or rights are conveyed to GNE under this Agreement, and that no license or other right shall be created hereunder by implication, estoppel


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        or otherwise, and that GNE shall not sell, lease, offer to sell or lease, otherwise transfer title to or commercialize materials derived in whole or part from the XenoMouse Animals, except as expressly provided under the [*] Product License (if entered into at all by the parties).

3.      OPTION TO OBTAIN [*] PRODUCT LICENSE

        3.1 Option. Subject to the terms and conditions set forth in this Agreement, ABX hereby grants to GNE an exclusive option (the "Option") to obtain the right to enter into the [*] Product License between GNE and ABX, which Option may be exercised by GNE pursuant to the procedures set forth in this
Article 3 on or before 5 o'clock p.m. (Pacific Time) on [*] (the "Option Expiration Deadline").

        3.2    Exercise of Option.

               3.2.1 Exercise. To exercise the Option, GNE must give ABX written notice (the "Exercise Notice") stating that GNE desires that ABX (a) obtain the Product License for the Product Antigen between ABX and XT and (b) enter into the [*] Product License with GNE. GNE's exercise of the Option shall be effective upon timely receipt by ABX of the Exercise Notice. In the event that ABX has not received the Exercise Notice on or before the Option Expiration Deadline, the Option shall immediately terminate.

               3.2.2 Obtaining Product License from XT to ABX for [*]. As soon as practicable after GNE's exercise of the Option (if any) in accordance with
Section 3.2.1 above, ABX shall exercise its option under the Xenotech Agreement to obtain a Product License from XT. In the event that GNE timely exercises the Option, ABX shall enter into such Product License with XT as soon as reasonably practicable and in any event prior to when GNE and ABX enter into the [*] Product License, and ABX shall send written notice to GNE at such time ABX has entered into such Product License with XT, together with a complete copy (excepting only financial terms) of the fully signed Product License. At such time as ABX enters into such Product License and notifies GNE thereof as required hereunder, GNE and ABX shall promptly execute the [*] Product License as set forth in the form attached hereto as Exhibit B. If GNE timely exercises its Option hereunder, ABX shall use its best efforts to enter into the specified Product License with XT and the [*] Product License with GNE by not later than 5 o'clock p.m. (Pacific Time) on [*]. If GNE timely exercises its Option hereunder and ABX fails or is unable to enter into the specified Product License with XT and the [*] Product License with GNE by not later than 5 o'clock p.m. (Pacific
Time) on [*], GNE shall (subject to the notice and cure provisions of Section 8.3) be entitled to all available remedies conferred on it under this Agreement and by law or in equity. Subject to the foregoing and to the proviso at the end of this sentence, it is understood that once GNE has exercised its Option, GNE shall be obligated to enter into the [*] Product License and promptly thereafter pay ABX the License Fee as set forth in Section 3.1 thereof, it being understood and agreed that if GNE fails or is unwilling to enter into the [*] Product License after having exercised the Option and unless such failure is due to inaction of ABX or breach of ABX of


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               its obligations, then GNE shall pay to ABX an amount equal to such License Fee within fifteen (15) days of the date that ABX offers to execute and enter into the [*] Product License with GNE; provided, however, that in the event that anything is contemplated to be set forth on Schedule A of the [*] Product License, GNE shall not be obligated to enter into such [*] Product License or pay the amount set forth in this sentence. It is understood and agreed that, notwithstanding any other provision of this Agreement, in the event that the Product License entered into by ABX with XT is a "Qualified Exclusive Worldwide Product License" rather than an "Exclusive Worldwide Product License" (as each term is defined in the Xenotech Agreement), then (a) GNE shall not be obligated to enter into the [*] Product License with ABX or pay the amount set forth in the previous sentence, (b) ABX shall not, if ABX used commercially reasonable best efforts to obtain an "Exclusive Worldwide Product License," be in breach of this Agreement and (c) in the event that GNE enters the [*] Product License notwithstanding the fact that the Product License is a "Qualified Worldwide Exclusive Product License", then the definitions of "Product License" and "Territory" in the [*] Product License shall be amended accordingly, and the parties shall make such other changes as are necessary to reflect the nature of the Product License.

               3.2.3 Third Party Rights. It is understood and agreed that the grant of rights under Articles 2 and 3 hereof shall be subject to and limited in all respects by the terms of the applicable ABX In-License(s) pursuant to which ABX acquired or does acquire any Licensed Technology, including, without limitation, any rights granted to or retained by GenPharm International, Inc. under the GenPharm Cross License, and that all rights or sublicenses granted under this Agreement shall be to the extent that ABX may grant such rights and sublicenses under such ABX In-Licenses.

               3.2.4 Definition of [*] Antigen. ABX shall use commercially reasonable efforts to establish as the definition of [*] under the Xenotech Agreement the same definition of [*] as is established under this Agreement, it being understood and agreed, however, that the precise definition of the [*] Antigen defining the rights licensed to ABX under the Product License (and the definition in the corresponding [*] Product License) shall be as established in accordance with the Xenotech Agreement.

               3.2.5 Use by ABX. It is understood that if GNE does not exercise its Option on or before the Option Exercise Deadline and enter into the [*] Product License with ABX, ABX shall be entitled, in its sole discretion, to exercise ABX's rights under the Xenotech Agreement and enter into the Product License related to the Product Antigen with XT on ABX's own behalf or on behalf of a third party without further obligation to GNE, and ABX shall not be obligated to enter into the [*] Product License with GNE. Notwithstanding the foregoing, nothing in this Section 3.2.5 shall entitle ABX (a) to license or make any other use of any technology, know-how, intellectual property, materials (including, without limitation, any Antibodies, Antibody secreting cells, hybridomas or Genetic Material) or data owned by GNE, ABX, owned jointly by GNE and ABX, and, in each case generated in whole or in part from GNE's or ABX's activities under this Agreement or the MTA in any case without first obtaining GNE's prior written consent, except as expressly provided in this Agreement.


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               3.2.6 Non-Use of Materials. ABX shall not license or make any other use of any material (including, without limitation, any Antibodies, B-cells, hybridomas or Genetic Material) owned by GNE or ABX, or owned jointly by GNE and ABX, in each case generated in whole or part from GNE's or ABX's activities under this Agreement or the MTA, except as expressly provided in this Agreement, in any case without first obtaining GNE's prior written consent. ABX shall not, license or use any technology, know-how, intellectual property or data owned by GNE or ABX, or owned jointly by GNE and ABX (in each case generated in whole or part from GNE's or ABX's activities under this Agreement or the MTA) in order to make or sell Products, except as expressly provided in this Agreement, in any case without first obtaining GNE's prior written consent.

4.      INTELLECTUAL PROPERTY

        4.1    Ownership of Intellectual Property.

               4.1.1 Intellectual Property Concerning Antibodies, Cells, and Genetic Material. GNE and ABX shall jointly own all right, title and interest in patent or patent applications directed to inventions solely or jointly made, conceived, reduced to practice, or otherwise developed by GNE and/or ABX in the course of performing research or development work under the MTA, this Agreement, or the [*] Product License that are directed to (i) Antibodies, (ii) hybridoma cells that secrete or express Antibodies, and/or (iii) Genetic Material encoding Antibodies. This Section 4.1.1 hereby supercedes and cancels any term or provision of the MTA that are inconsistent with this Section 4.1.1 to the extent that such term or provision of the MTA relate to the Product Antigen. It is understood and agreed that nothing in the Section 4.1.1 shall convey, or be construed to convey, title in or to the biological materials themselves embodying any such jointly-owned inventions to GNE or ABX, as the case may be.

               4.1.2 Intellectual Property Concerning Other Inventions. Except as otherwise provided in Section 4.1.1 and 2.1.5 above, on and after the effective date of the MTA, title to any inventions (and to any patent applications and patents thereon) by a party or parties under the MTA or this Agreement, shall follow inventorship, which shall in turn be determined in accordance with United States laws of inventorship and probative evidence of the parties. Designation of inventors on any patent application hereunder is a matter of law and shall be solely within the discretion of qualified patent counsel of the party(ies) hereto making such invention.

               4.1.3 Joint Ownership. For purposes of clarification, to the extent that something is jointly owned under this Agreement, and except as otherwise provided in this Agreement (including the exclusive nature of the licenses granted by ABX hereunder), both parties shall have the right to use, commercialize, grant and authorize sublicenses, and otherwise exploit all such jointly-owned patents and inventions without obligation to account to, or obtain the consent of, the other joint owner. Both parties hereto agree to promptly disclose to the other all jointly-owned inventions under this Agreement and, on request of the other party, will provide such information and assistance as may be reasonably necessary to assist in the filing and prosecution of patent applications claiming


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               such inventions. The parties hereto agree to ensure that each employee, agent, or independent contractor that conducts research using the XenoMouse Animals, or materials derived in whole or part from the XenoMouse Animals, will promptly disclose and assign to the parties hereto any and all rights to jointly-owned inventions. The parties hereto agree to maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and so as to properly reflect all work done and results achieved in performing research under the MTA or this Agreement.

        4.2    Patent Prosecution.

               (a) Solely Owned. The party solely owning any invention under
Section 4.1 above shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications and patents thereon, and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof.

               (b) Jointly Owned. In the event of any invention jointly owned by the parties under Section 4.1 above, ABX shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) claiming any XenoMouse Animals or any uses thereof, and GNE shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications and patents (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) claiming the Product Antigen, any Antibody or Product and/or its development, manufacture, use or sale. The party having such rights and responsibilities hereunder is referred to as the "Controlling Party". The Controlling Party shall: (i) provide the non-Controlling Party with any patent application filed hereunder by the Controlling Party promptly after such filing; (ii) provide the non-Controlling Party promptly with copies of all substantive communications received from or filed in patent office(s) with respect to such filings; (iii) notify the non-Controlling Party of any interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action and review it with the non-Controlling Party as reasonably requested; and (iv) provide the non-Controlling Party, a reasonable time prior to taking or failing to take any action that would substantially affect the scope of validity of rights under such patent applications or patents thereon (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional application, abandoning any patent or not filing or perfecting the filing of any patent application) with notice of such proposed action so that the non-Controlling Party has a reasonable opportunity to review and make comments. If the Controlling Party fails to undertake the filing of a patent application (or continuing or divisional application) within ninety (90) days after a written request from the non-Controlling Party to do so, or if the Controlling Party discontinues the prosecution or maintenance of a patent application or patent, the non-Controlling Party at its expense may, in its discretion, undertake such filing, prosecution or maintenance thereof, in which case such patent application and patent thereon shall be solely owned by the non-Controlling Party. The parties hereto shall assist each other to the extent commercially reasonable in securing intellectual property rights resulting from jointly owned



                                      -10-
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               inventions hereunder. As to enforcement of jointly-owned patents, including actions against an alleged infringer, the parties hereto shall consult with each other in good faith as to the best manner in which to proceed. The parties agree as a basic principle that in the case of such actions against alleged infringers, the expenses incurred and damages awarded shall be first used to reimburse the costs and expenses (including reasonable attorneys' fees) of the party or parties in the action, second used to reimburse ABX for any amounts ABX is obligated to pay to third parties (if any) in respect of such amount pursuant to applicable ABX In-Licenses, with the remainder for the account of the party or parties that undertake such actions to the extent of their financial participation therein. To the extent that damages are awarded for lost sales or lost profits from the sale of Products, such damages shall be allocated among the parties taking into account royalties that would have been payable to ABX on the sale of such Products. Either party may withdraw from or abandon any jointly-owned patent application or patent hereunder, on reasonable prior written notice to the other party providing a free-of-charge option to assume the prosecution and/or maintenance thereof.

        4.3 Grant Back. It is the intent of the parties that this Agreement shall not restrict ABX's freedom to operate regarding the practice and commercialization of the Licensed Technology (including without limitation XenoMouse Animals and cells, genetic material, and antibodies generated or derived from XenoMouse Animals), except in relation to Product. Accordingly, in the event that any patent owned or controlled by GNE that directly arises from use of the XenoMouse Animals that has application other than for the manufacture, use, sale, offer for sale or import of Products, GNE agrees to grant, and hereby grants, to ABX a non-exclusive license in the Territory, with the right to grant and authorize sublicenses, under all patents claiming such inventions, for all fields of use other than the manufacture, use, sale, offer for sale or import of Products, in each case on terms and conditions to be negotiated by the parties. In the event that any patent owned or controlled by GNE claims use of the XenoMouse Animals that has application other than for the manufacture, use, sale, offer for sale or import of Products, GNE agrees, upon written notice from ABX, to grant to ABX a non-exclusive, royalty-free license in the Territory, with the right to grant and authorize sublicenses, under all patents claiming such inventions, for all fields of use other than the manufacture, use, sale, offer for sale or import of Products, provided, however, that to receive the license contemplated by this sentence, ABX shall be responsible for reasonable costs incurred by GNE relating to the filing, prosecution and maintenance of patents claiming such invention.

5.      CONFIDENTIALITY

        5.1 Confidentiality. Except as expressly provided herein, the parties agree that during the term of this Agreement and for five (5) years thereafter the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose other than performance of this Agreement any information furnished to it by the other party hereto pursuant to this Agreement ("Confidential Information"), except to the extent that it can be established by the receiving party by competent proof that such information:




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


               (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

               (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

        5.2 Permitted Disclosures. Notwithstanding Section 5.1 above and Section
5.4 below, each party hereto may nevertheless disclose the other party's Confidential Information and the terms of this Agreement to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable laws or regulations or otherwise submitting information to tax or other governmental authorities, making a permitted Sublicense or publication or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required by law to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise). It is understood that the obligations set forth in this Article 5 are separate from GNE's obligations under Section 2.2 above, and the expiration or nonapplicability of GNE's obligations under Section 5.1 shall not be deemed to limit GNE's obligations under Section 2.2.

        5.3 Scientific Publications. The parties agree, as a general principle, that it is desirable to publish the results of the research conducted by the parties hereto under this Agreement, and agree that both parties will have the right to publish such results. The following restrictions shall apply with respect to the disclosure in scientific journals or publications by the parties hereto regarding any scientific work under this Agreement (but not any Independent Discovery or other research performed by the parties): (a) the party publishing, or proposing to publish, such results (the "Publishing Party") shall provide the other party (the "Non-Publishing Party") with an advance copy of any proposed submission of a publication arising from such scientific work, not less than thirty (30) days prior to submission or disclosure of such publication, and the Non-Publishing Party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve its Patent Rights or Know-How or to protect its Confidential Information hereunder, and the incorporation of such recommended changes shall not be unreasonably refused; and
(b) if the Non-

        Publishing Party informs the Publishing Party, within thirty (30) days of receipt of an advance copy of a proposed publication hereunder, that such publication includes Confidential Information of the Non-Publishing Party the publication of which, in the Non-Publishing Party's sole judgment, could be expected to have a material adverse effect on any of its Patent Rights or Know-How, or on the Non-Publishing Party's business affairs, the Publishing Party shall delete such Confidential Information of the Non-Publishing Party from such publication and, in the case of inventions made solely by the Publishing Party or jointly by the Publishing Party and the Non-Publishing Party, delay publication thereof for an a time period (not to exceed ninety (90) days) sufficient for the preparation and filing of a patent application or application for a certificate of invention thereon, in accordance with Article 6 of this Agreement. The parties agree to confer regarding authorship of such publications, which shall be determined in accordance with the standards for authorship customary for peer-reviewed journals. For purposes of this Section, the parties agree that publication of Confidential Information covered by a filed patent shall not be required to be deleted solely due to a patent application not having reached its 18 month publication date.

        5.4 Terms of Agreement. Except as expressly provided in this Article 5, each party hereto agrees not to make any public disclosure of the terms of this Agreement or the identity of the Product Antigen (including, without limitation, any press release and/or Q&A to be issued on the Option Effective Date), without first obtaining the written approval of the other party and agreement upon the nature and text of such public announcement or disclosure. After execution of this Agreement, either party hereto may issue a press release, the content of which will be agreed upon by the parties. The party desiring to make any such public announcement shall provide the other party with a copy of the proposed announcement for review and comment in reasonably sufficient time prior to public release. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement required under applicable laws and regulations to the United States Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such governmental disclosure. The parties may publicly disclose information contained in any prior public disclosure that was in compliance with this Section without further approvals hereunder. In addition, each party agrees not to disclose the identity of the Product Antigen to any third party under any circumstances except if required by law, nor the terms of this Agreement or the [*] Product License to any third party, other than to professional advisors and financing sources, and in that case, only under confidentiality terms at least as stringent in material respects as this Article. The parties acknowledge that, in the event of an initial public offering by ABX, ABX may be required to file this Agreement or information related thereto with the Securities and Exchange Commission (the "SEC"). In that event, and thereafter, ABX shall be entitled to comply with the disclosure requirements of the SEC, provided, however, that in connection with any required SEC filing of this Agreement by ABX, ABX shall use reasonable efforts to obtain confidential treatment of portions of the Agreement from the SEC (including, without limitation, financial terms and the identity of the Product Antigen). GNE shall have the right to review and comment on such an application for confidential treatment insofar as it pertains to this Agreement prior to its being filed with the SEC and ABX shall not unreasonably refuse such comments. GNE shall provide its


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        comments, if any, on such application as soon as practicable, and in no event later than four (4) days after such application is provided to GNE.

6.      INDEMNIFICATION

        6.1 GNE. GNE agrees to save, defend and hold ABX and its directors, officers, employees, agents and Affiliates harmless from and against any suits, claims, actions, demands, damages, liabilities, expenses or losses (including court costs and reasonable attorneys' and experts' fees) (collectively, the "Liabilities") resulting directly from (a) third party claims arising from any negligence or willful misconduct of GNE (or its directors, officers, employees, agents, or Sublicensees) or the breach of any representations or warranties of GNE under this Agreement, or (b) any third party claims arising from GNE's or its Sublicensee's development, making, having made, use, offer for sale, or sale of any Product developed, manufactured, used, sold or otherwise distributed by GNE and its Sublicensees under this Agreement; provided, however, that nothing in this Section 6.1 shall obligate GNE to save, defend or hold harmless ABX for any Liabilities to the extent arising from the negligence or willful misconduct of ABX or its directors, officers, employees, or agents.

        6.2 ABX. ABX agrees to save, defend and hold GNE and its directors, officers, employees, agents and Affiliates harmless from and against any Liabilities resulting directly from (a) third party claims arising from any negligence or willful misconduct of ABX (or its directors, officers, employees, or agents) or the breach of any representations or warranties of ABX under this Agreement, or (b) any third party claims arising from any negligence or willful misconduct of ABX or its directors, officers, employees, or agents in the course of conducting ABX work under the Research Plan; provided, however, that nothing in this Section 6.2 shall obligate ABX to save, defend or hold harmless GNE for any such Liabilities to the extent arising from the negligence or willful misconduct of GNE or its directors, officers, employees, agents or Sublicensee.

        6.3 Indemnification Procedures. If any person or party entitled to indemnification under this Article 6 (an "Indemnitee") intends to claim indemnification under this Article 6, it shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any Liability in respect of which the Indemnitee intends to claim such indemnification, as soon as reasonably practicable after the Indemnitee receives notice of such Liability. Indemnitor's obligations under this Article 6 are conditioned upon the Indemnitee permitting the Indemnitor to assume direction and control of the defense of the Liability (including the right to settle it); provided, however, that an Indemnitee shall have the right to retain its own legal counsel, with the reasonable fees and expenses thereof to be paid by the Indemnitor, if representation of such Indemnitee by the legal counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnitee and such Indemnitor. Indemnitor's obligations under this Article 6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any third party suit, claim, action or demand, if prejudicial to Indemnitor's ability to defend such suit, claim, action or demand, shall relieve the Indemnitor of its obligations under this
Section 6 with respect to Liabilities that could have been defended in such action. The Indemnitee (and its directors, officers, employees and agents) shall cooperate fully with the Indemnitor and its legal counsel in the investigation of any such Liability for which indemnification is sought by such Indemnitee hereunder.


7.      REPRESENTATIONS, WARRANTIES AND COVENANTS

        7.1 ABX. ABX represents, warrants and covenants to GNE that:

               (a) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

               (b) it has not previously granted, and during the term of this Agreement will not grant, any rights inconsistent or in conflict with the rights and licenses granted to GNE herein, including without limitation, any right, license in and to the Licensed Technology granted under this Agreement, or any portion thereof, with respect to the Products or their development, manufacture, use or sale;

               (c) to its knowledge as of the Option Effective Date, there are no existing or threatened actions, suits or claims pending against ABX with respect to the Licensed Technology or the right of ABX to enter into and perform its obligations under this Agreement or the [*] Product License;

               (d) it will not take any action or fail to take any action under this Agreement that will cause a breach of the GenPharm Cross-License, the Xenotech Agreement, the Product License, or any ABX In-License; provided, however, that it shall not be a breach of this covenant if ABX cures any breach of such third party agreement pursuant to the cure provisions contained therein;

               (e) as of the Option Effective Date, ABX has no knowledge (without the obligation to perform due diligence) of any rights of third parties that would interfere with the use of the ABX Know-How or practice of the ABX Patent Rights as contemplated under this Agreement (including, without limitation, work under the Research Plan or otherwise in the Research Field pursuant to this Agreement or the [*] Product License), and, as of the Option Effective Date, ABX has no knowledge (without the obligation to perform due diligence) that any patents or patent applications within the ABX Patent Rights are invalid or unenforceable or that their practice as licensed hereunder would infringe patent rights of third parties, provided, however, that this representation does not apply to possible infringements relating to the Product Antigen;


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                                      -15-
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               (f) as of the Option Effective Date, Cell Genesys, Inc. ("CGI")
has assigned to ABX all of CGI's rights and obligations under the Xenotech Agreement, and ABX is a party to the Xenotech Agreement in lieu of CGI;

               (g) on the first date on which the Product License for the Product Antigen between ABX and XT and the [*] Product License between ABX and GNE are both in full force and effect, and thereafter so long as both are in effect, ABX shall be and remain XT's exclusive licensee and sublicensee (except with respect to the research license set forth in Article 3 of the Xenotech Agreement and the licenses granted in the GenPharm Cross License) for all the uses of the Licensed Technology relating to Products in the Field throughout the Territory, and GNE shall be ABX's exclusive sublicensee thereunder for all uses of the Licensed Technology relating to the Products in the Field throughout the Territory, as more fully set forth in the [*] Product License and on the terms and conditions set forth therein;

               (h) it has provided to GNE on or before the Option Effective Date complete copies of all applicable ABX In-Licenses setting forth all applicable limitations or restrictions described in Section 3.2.3 (it being understood that the financial terms have been redacted from some or all such copies);

               (i) Based upon information provided to ABX by GNE concerning GNE's intellectual property rights in [*] and to the best of ABX's knowledge (without the obligation to perform due diligence), ABX has the right to obtain from XT a Product License that is an "Exclusive Worldwide Product License" (as defined in the Xenotech Agreement and in the form attached thereto as an exhibit). ABX will provide GNE with a complete (excepting only for financial terms) copy of such Product License as signed by all parties thereto, as required under Section 3.2.2 or 3.2.3 above;

               (j) Based upon information provided to ABX by GNE concerning GNE's intellectual property rights in [*] and to the best of ABX's knowledge (without the obligation to perform due diligence), JTI does not have the right under the Xenotech Agreement to obtain an "Exclusive Home Territory Product License" or a "Co-Exclusive Worldwide Product License" (as these are defined in the Xenotech Agreement and attached thereto as exhibits) for the Product Antigen, or any other right or license under the Licensed Technology to develop, make and have made, use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Products in the Field in the Territory, except, in each case, with respect to the research license set forth in Article 3 of the Xenotech Agreement. ABX shall notify GNE promptly in writing of assertion by JTI (if any) that it may have any such rights anywhere in the Territory;

               (k) ABX has nominated the Product Antigen under Section 7.1 of the Xenotech Agreement and taken every other step necessary under the Xenotech Agreement to obtain the right to acquire an "Exclusive World Wide Product License" under the Xenotech Agreement;


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                                      -16-
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               (l) ABX shall, at the request of GNE, discuss with GNE ABX's interpretation of material terms and conditions of ABX In-Licenses, including, without limitation, any limitations on ABX's right to further transfer or grant licenses or sublicenses to GNE to any and all rights to technology within the scope of the ABX Patent Rights and/or ABX Know-How under any ABX In-License;

               (m) ABX shall not agree to any termination, modifications or amendments to any ABX In-Licenses that would negatively affect GNE's rights under this Agreement without first obtaining Genentech's prior written consent, and ABX shall notify GNE as soon as practicable of any material modification or amendment of any ABX In-License that affects (positively or negatively) GNE's rights or obligation under this Agreement or the [*] Product License;

               (n) ABX shall provide GNE promptly with a copy of any notice of default by ABX and/or its sublicensee under any ABX In License, and of any notice of termination by any other party to any ABX In License; and

               (o) ABX shall not use or permit others to use cells created by GNE or ABX from immunization of XenoMouse Animals with the Product Antigen under this Agreement, the [*] Product License, or the MTA in any way without GNE's prior written consent nor shall ABX directly or indirectly create, incur, assume or suffer to exist, any lien, security interest or other similar encumbrance of any kind, or any other type of preference, as such term is used in bankruptcy law, upon or with respect to such cells.

        7.2 GNE. GNE represents, warrants and covenants to ABX that:

               (a) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

               (b) to its knowledge, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof (including, without limitation, rights in and to the Product Antigen and/or antibodies to the Product Antigen) or the right of GNE to enter into and perform its obligations under this Agreement;

               (c) it has not previously granted, and during the term of this Agreement will not grant, any rights inconsistent or in conflict with the rights and licenses granted under this Agreement; and

               (d) it will not, to its knowledge, take any action or fail to take any action that will cause a breach of the GenPharm Cross License, the Xenotech Agreement, the Product License, or any ABX In-License.


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                                      -17-
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               (e) as of the Option Effective Date, GNE has no knowledge
(without the obligation to perform due diligence) of any rights of third parties that would interfere with the use of the ABX Know-How or practice of the ABX Patent Rights as contemplated under this Agreement (including, without limitation, work under the Research Plan or otherwise in the Research Field pursuant to this Agreement or the [*] Product License).

        7.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER MAKES ANY REPRESENTATIONS AND OR EXTENDS ANY WARRANTIES TO THE OTHER PARTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, REGARDING PRODUCTS OR THE LICENSED TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF LICENSED TECHNOLOGY CLAIMS, ISSUED OR PENDING. ALL XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM THE XENOMOUSE ANIMALS PROVIDED TO GNE BY ABX ARE PROVIDED "AS IS," AND ABX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM XENOMOUSE ANIMALS.

        7.4 Effect of Representations and Warranties. It is understood that if the representations and warranties of a party under this Article 7 are not true and accurate and the other party incurs any suits, claims, actions, demands, damages, liabilities, expenses or losses (including court costs and reasonable attorneys' and experts' fees, but excluding costs and fees incurred in asserting a claim or bringing a lawsuit between the parties hereto) as a direct result of such falsity or inaccuracy, the party at fault shall save, defend and hold the other party harmless from and against any such suits, claims, actions, demands, damages, liabilities, expenses or losses.

8.      TERM; TERMINATION

        8.1 Term. This Agreement shall commence on the Option Effective Date and, unless earlier terminated as provided in this Article 8, shall continue in effect until the Effective Date (if any) of the [*] Product License between ABX and GNE or, in the event that GNE has not exercised the Option by the Option Expiration Deadline, on such Option Expiration Deadline.

        8.2 Termination by GNE. GNE may terminate this Agreement at any time upon sixty (60) days written notice to ABX.

        8.3 Termination for Breach. Either party to this Agreement may terminate this Agreement in the event that the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for sixty (60) days after written notice of such breach and intent to terminate this Agreement therefor was provided to the breaching party by the nonbreaching party. Any such


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        termination shall become effective at the end of such sixty (60) day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty (60) day period. Any such termination shall be without prejudice to any other remedies available to, the nonbreaching party by law or at equity (including, without limitation under Section 8.4 below). The right of a nonbreaching party to terminate this Agreement shall not be affected in any way by its waiver or failure to take action with respect to any previous default. Without limiting the generality of the foregoing, if GNE timely exercises its Option hereunder and ABX fails or is unable to enter into the Product License and/or the [*] Product License by the deadline specified in
Section 3.2.2 above (subject to the notice and cure provisions of this Section 8.3) other than as a result of any action or inaction of GNE or its Affiliates, ABX shall be deemed to have materially breached or defaulted in the Performance of its material obligations under this Agreement, and GNE shall be entitled to all available remedies conferred on it under this Agreement and by law or in equity.

        8.4    Effect of Expiration or Termination.

               8.4.1 Accrued Obligations and Rights. Expiration or any termination of this Agreement shall not release either party hereto from any liability which at the time of such expiration or termination has already accrued to such party or which is attributable to a period prior to such expiration or termination, subject to the terms of this Agreement, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued to it prior to such expiration or termination, subject to the terms of this Agreement.

               8.4.2 ABX Failure or Inability to Enter into One or More Licenses. In the event of any breach by ABX of the type described in the last sentence of Section 8.3 hereunder, it is understood and agreed that money damages would not be a sufficient remedy for GNE, and GNE may be entitled to specific performance and injunctive relief as remedies. Such remedies shall not be deemed to be the exclusive remedies for such breach, but shall be in addition to all other remedies available at law or in equity to GNE. Further, in the event that ABX breaches this Agreement by not exercising its option under the Xenotech Agreement or using its best efforts to enter into a Product License, in each case as set forth in Section 3.2.2, ABX shall refund the amount paid to ABX by GNE under Section 2.1.4. The parties agree that such refund will not apply if ABX uses the required efforts but is for some other reason unable to enter into such Product License.

               8.4.3 XT. GNE and ABX agree that this Agreement, including, without limitation, any licenses and sublicenses granted to GNE pursuant to this Agreement, and the [*] Product License (including any licenses and sublicenses to be granted to GNE therein) shall survive any dissolution, liquidation or acquisition of XT, and that such licenses shall remain in full force and effect even after any distribution, following dissolution, of the intellectual property owned or licensed to XT, to any entity. GNE and ABX agree that any transfer of such intellectual property to or following such dissolution shall be subject to the licenses and sublicenses granted herein (and to be granted pursuant to the [*] Product License, if entered into at all by the parties).


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               8.4.4 Xenotech Agreement. This Agreement, including without limitation, any license and sublicense granted to GNE hereunder, and the [*] Product License (if entered into by the parties) (including without limitation, any licenses and sublicenses granted to GNE thereunder) are, except as otherwise provided in this Agreement, independent of, and, as between GNE and ABX, shall not be affected by, any breach or termination of the Xenotech Agreement.

               8.4.5 Survival. Articles 4, 5, 6 and 9 and Sections 2.1.5, 2.2, 2.4, 2.6, 3.2.3. 3.2.4, 3.2.5, 3.2.6, 4.3, 7.3 and 8.4 shall survive the expiration and any termination of this Agreement.

               8.4.6 Destruction of XenoMouse Animals. Except as otherwise provided in the [*] Product License (if entered into by the parties), upon expiration or termination of this Agreement for any reason, as required under
Section 2.2(h) above GNE shall destroy each XenoMouse Animal and certify such destruction, and shall do so within ten (10) business days after such expiration or termination.

9.      MISCELLANEOUS PROVISIONS

        9.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

        9.2 Waiver. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

        9.3 Assignments. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior written consent of the other; provided, however, that either party may, without the written consent of the other, assign this Agreement to
(a) any entity to which it has acquired all or substantially all of the business or assets of the assigning party, or (b) any successor corporation resulting from any merger or consolidation with another corporation (including, in the case of GNE, F. Hoffmann-La Roche Ltd or any Affiliate thereof). Notwithstanding the foregoing, ABX shall not be obligated without its written consent to send XenoMouse Animals to any party other than GNE. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

        9.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

        9.5 Compliance with Laws. In exercising their rights under this Agreement, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.


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        9.6 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        9.7 No Implied Obligations. Except as expressly provided in Article 5 above, nothing in this Agreement shall be deemed to require GNE to exploit the Licensed Technology or to prevent GNE from commercializing products similar to or in competition with any Product, in addition to or in lieu of such Products.

        9.8 Notices. Any notice, request, approval or consent required or permitted to be given between the parties hereto shall be given in writing, and shall be deemed to have been properly given if delivered in person, transmitted by telecopy with machine confirmation of transmission, or mailed by first class certified mail to the other party at the appropriate address set forth below, or to such other address as may be designated in writing by a party from time to time in accordance with this Agreement. Such notice, request, approval or consent shall be deemed given (i) on the date delivered or transmitted if delivered in person or transmitted by telecopy prior to 5 p.m. on any business day, (ii) on the next business day following delivery or transmission if delivered in person or transmitted by telecopy after 5 p.m. on any business day or on any non-business day, or (iii) on the fourth business day following the date deposited in the United States mail if sent mailed by first class certified mail.

               Genentech, Inc.:     Genentech, Inc.
                                    One DNA Way
                                    South San Francisco, CA 94080
                                    Attn: Corporate Secretary
                                    Telecopy: (650) 952-9881

               Abgenix, Inc.:       Abgenix, Inc.
                                    7601 Dumbarton Circle
                                    Fremont, California 94555
                                    Attn: President
                                    Telecopy: (510) 608-6511

               with a copy to:      Kenneth A. Clark, Esq.
                                    Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Telecopy: (650) 493-6811

        9.9 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of ABX and GNE are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. GNE shall be responsible for obtaining such approvals, and shall use efforts consistent with prudent business judgment to obtain such approvals. ABX agrees to cooperate reasonably and provide reasonable assistance to GNE as may be reasonably necessary to obtain any required approvals.

        9.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

        9.11 Force Majeure. Nonperformance of any party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

        9.12 No Consequential Damages. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

        9.13 Disputes. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, it is agreed that each party will inform the other as soon as possible when it becomes aware of an area or issue of dispute. Prior to filing or initiating any legal proceeding, the parties agree to discuss the dispute at the organizational level at which such dispute arises. If either party believes there has been sufficient discussion of the matter at such level, then such party, by written notice to the other party, may have such dispute referred to their respective chief executive officers (or, if unavailable, a designee who is an officer of the party empowered to resolve such disputes) for attempted resolution by good faith negotiations between such chief executive officers within fourteen (14) days of such referral. In the event that the chief executive officers are not able to resolve such dispute within such fourteen (14) day period, either party may pursue whatever remedies are available to them under this Agreement or by law.

        9.14 Complete Agreement. It is understood and agreed between ABX and GNE that this Agreement and the [*] Product License constitute the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and supersede and cancel all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied,


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                                      -22-
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        including, without limitation, that certain Non-Disclosure Agreement between ABX and GNE dated as of [*], and the MTA (to the extent provided in Sections 2.1.5, 3.2.4 and 4.1 above). No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of ABX and GNE.

        9.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

        9.16 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.



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                                      -23-

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.

ABGENIX, INC.                             GENENTECH, INC.


By: /s/ Raymond M. Withy                  By: [SIG]
   ---------------------------                ----------------------------------
Printed Name: Raymond M. Withy            Printed Name: [UNREADABLE]
              ----------------                          ------------------------
Title:  Vice President,
        Corporate Development             Title: Vice President
        ----------------------                   -------------------------------
Date:   April 16, 1998                    Date:  April 16, 1998
        ----------------------                   -------------------------------

                                    EXHIBIT A


                                  RESEARCH PLAN



[*]



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       respect to the omitted portions.

                                    EXHIBIT A


                                  RESEARCH PLAN


[*]



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       respect to the omitted portions.

                                    EXHIBIT B

                      FORM OF [*] PRODUCT LICENSE AGREEMENT


        THIS [*] PRODUCT LICENSE AGREEMENT (the "Agreement") effective as of the ____ day of ____________, 1998, (the "Effective Date") is made by and between ABGENIX, INC., a Delaware corporation ("ABX"), and GENENTECH, INC., a Delaware corporation (hereinafter "GNE") with reference to the following facts and circumstances.

                                    RECITALS

        GNE and ABX have entered into that certain License Option Agreement effective as of April 6, 1998 (as defined below, the "GNE Option Agreement"), pursuant to which GNE has certain rights to acquire a license under the Licensed Technology; and

        GNE has exercised its rights under the GNE Option Agreement to acquire from ABX a license or sublicense, as the case may be, under the Licensed Technology to commercialize Products in the Field, all as set forth below on the terms and conditions herein.

        NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties hereto as follows:

1.0     DEFINITIONS.

        For purposes of this Agreement, the terms set forth in this Article shall have the meanings set forth below.

        1.1 "ABX In-Licenses", "ABX Know-How" and "ABX Patent Rights" are defined in Section 1.19.

        1.2 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with a party hereto. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

        1.3 "Antibody" shall mean (i) a composition comprising a whole antibody or fragment thereof, said antibody or fragment having been generated in whole or part from the XenoMouse


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                                      -1-

        Animals, and (ii) any composition comprising a whole antibody or fragment thereof made by or on behalf of GNE or its Affiliates or Sublicensees which is derived (directly or indirectly through single or multiple steps) from an antibody contemplated by (i) above. ABX acknowledges that as of the Effective Date, Genentech has already undertaken and thereafter may continue its own research efforts (on its own or with partners) separate from this Agreement, and such efforts may result in one or more antibodies to the Product Antigen. ABX agrees that no protein (or any fragment, variant or derivative thereof or any or nucleotide sequences encoding, or amino acid sequences of, any of the foregoing) that is an "Independent Discovery" as defined in Section 1.16 shall be considered an "Antibody" or "Product" for purposes of this Agreement, even if a homologous sequence might also be generated in whole or in part from XenoMouse Animals.

        1.4 "BLA" shall mean a Biologics License Application, Product License Application, New Drug Application, or other equivalent application filed with the FDA seeking regulatory approval to market and sell a Product in the United States for a particular indication, including, without limitation, any pricing and/or reimbursement approvals (if any).

        1.5 "Core Third Party Patent" means an issued, unexpired patent not within the ABX Patent Rights that is infringed, or except for a license would be infringed, by the manufacture and sale of Products or Antibodies, in each case specifically because Antibodies were generated from XenoMouse Animals rather than some other source (e.g., a patent that is, or except for a license would be, infringed by manufacture and sale of Antibodies or Products but would not be infringed by manufacture and sale of antibodies or products derived from immunization of a wild-type mouse, or a strain of mouse other than XenoMouse, using the same method of immunization with the Product Antigen, method of creation of hybridomas or other antibody-secreting cells, modification (if any) of antibodies derived from immunization, and methods and processes of production, development, and manufacture); provided, however, that "Core Third Party Patents" shall not include (a) any patent owned or controlled by GNE or its Sublicensee, or any Affiliate of GNE or GNE's Sublicensee, (b) any patent that has been held invalid, unpatentable, unenforceable or revoked in a decision of a court or other governmental body of competent jurisdiction that is unappealable or unappealed within the time frame allowed for appeal, or (c) any patent that has been rendered unenforceable or invalid through disclaimer, reissue or otherwise.

        1.6 "Derived" or "derived," for purposes of determining when an antibody or fragment thereof has been "derived" from an Antibody, shall mean: (a) resulting from a program of synthesis or modification or selection based on an Antibody; (b) resulting from a program of synthesis or modification or selection based on nucleotide or amino acid sequence information obtained from an Antibody (or Genetic Material encoding an Antibody); [*].


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       respect to the omitted portions.

        1.7 "Europe" shall mean Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

        1.8 "Excluded Technology" is defined in Section 1.19.4.

        1.9 "Field" shall mean the use of Products for [*].

        1.10 "FDA" shall mean the United States Food and Drug Administration, and any successor agencies thereto.

        1.11 "Foreign Marketing Application" shall mean all applications for regulatory approval filed with any Foreign Regulatory Authority necessary for the marketing and sale of any Product for a particular indication in the applicable country or regulatory jurisdiction (other than the FDA in the United States), including, without limitation, any pricing and/or reimbursement approvals (if any).

        1.12 "Foreign Regulatory Authority" shall mean any applicable agency, department, bureau or other governmental entity or authority (and any successors thereto) of any country or regulatory jurisdiction in the Territory (other than the FDA in the United States) having responsibility in such country or regulatory jurisdiction over any Foreign Marketing Application in such country or regulatory jurisdiction.

        1.13 "Genetic Material" shall mean a nucleotide sequence, including DNA, RNA, and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding and whether intact or a fragment.

        1.14 "GenPharm Cross License" shall mean that certain Cross License Agreement entered into by and between ABX, JTI, XT, Cell Genesys, Inc., and GenPharm International, Inc. effective as of March 26, 1997, as the same may be amended from time to time.

        1.15 "GNE Option Agreement" shall mean that certain Research License and Option Agreement entered into by and between ABX and GNE effective as of the Option Effective Date (as defined therein), as the same may be amended from time to time.

        1.16 "IND" shall mean an Investigational New Drug Application filed with FDA, or any similar filing with any Foreign Regulatory Authority, to commence human clinical testing of any Product in any country in the Territory.

        1.17 "Independent Discovery" shall mean any protein (or any fragment, variant or derivative thereof or any nucleotide sequences encoding, or amino acid sequences of, any of the foregoing) or other material, information and/or development that both (a) is discovered or obtained by GNE (on its own or with partners) without the use of any ABX Know-How, and (b) does not


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                                      -3-
        incorporate or include any Antibody, in any case as demonstrated by competent written records of GNE (and/or its partners) which may be supported or explained by additional testimonial evidence.

        1.18 "JTI" shall mean Japan Tobacco Inc., a Japanese corporation.

        1.19 "Licensed Technology" shall mean ABX Patent Rights and ABX Know-How; provided, however, that Licensed Technology shall not include Excluded Technology.

               1.19.1 "ABX Patent Rights" shall mean any and all patent applications and patents (including inventor's certificates and utility models) throughout the Territory, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, and continuations-in-part of any of the foregoing, that are owned or controlled by ABX (solely or jointly, including under any ABX In-License) as of the Effective Date or hereafter during the term of this Agreement, and as to which ABX has the right to transfer or grant licenses or sublicenses (including as permitted under any ABX In-License), to the extent that any of the foregoing relates to (a) any XenoMouse Animals and/or any uses thereof, (b) the Product Antigen, or (c) any Antibody or Product. "ABX Patent Rights" shall include, without limitation, the patents and patent applications listed on Attachment A attached hereto and incorporated herein. ABX shall notify Genentech promptly in writing of any changes to Attachment A during the term of this Agreement (e.g., issuance of new patents, filing of new patent applications, abandonment of existing filings, etc.), so that the parties may update Attachment A by amendment of this Agreement.

               1.19.2 "ABX Know-How" shall mean any and all XenoMouse Animals and any and all processes, techniques, ideas, technical information and any other information or materials, whether or not any of the foregoing is patentable, that are owned or controlled by ABX (solely or jointly, including under any ABX In-License) as of the Effective Date or hereafter during the term of this Agreement, and as to which ABX has the right to transfer or grant licenses or sublicenses (including as permitted under any ABX In-License), to the extent that any of the foregoing relates to the immunization of XenoMouse Animals with the Product Antigen to generate any Antibody hereunder. "ABX Know-How" shall not include any of the foregoing which is generally ascertainable from publicly available information, or that was known to GNE prior to disclosure to GNE by ABX, or which GNE obtained independently (on its own or with partners) and not in violation of any obligation of confidentiality owed to ABX or any third party, in any case as demonstrated by competent written records of GNE (and/or its partners) which may be supported or explained by additional testimonial evidence. All "ABX Know-How" shall be treated as "Confidential Information" of ABX as provided in Article 8 of this Agreement. As of the Effective Date, the parties have agreed that ABX shall transfer to or provide GNE with the ABX Know-How identified in Attachment B attached hereto and incorporated herein.

               1.19.3 "ABX In-Licenses" shall mean any and all licenses, sublicenses or other agreements, as in effect as of the Effective Date or hereafter during the term of this Agreement (as the same may be amended from time to time), under which ABX has rights to technology (whether or not patentable) that is within the scope of the ABX Patent Rights and/or the ABX Know-How.

               The parties agree that any and all such rights pursuant to any ABX In-License are included in the ABX Patent Rights or the ABX Know-How, as the case may be, but not to the extent that ABX is not permitted under the terms of the applicable ABX In-License to further transfer or grant licenses or sublicenses of such rights. "ABX In-Licenses" shall include, without limitation, the Xenotech Agreement, the Product License for the Product Antigen between XT and ABX, the GenPharm Cross License, and the other agreements listed on Attachment C attached hereto and incorporated herein. ABX shall notify Genentech promptly in writing of any changes to Attachment C during the term of this Agreement (e.g., any new agreements, any amendments to any agreements, etc.), so that the parties may update Attachment C by amendment of this Agreement.

               1.19.4 "Excluded Technology" shall mean any intellectual property or technology or other proprietary rights of ABX in or to: (a) all antigens other than the Product Antigen, including without limitation, (i) compositions of such antigens or of Genetic Materials encoding such antigens, (ii) uses of such antigens, (iii) antibodies or other compositions that bind to such antigens (except Antibodies which bind to the Product Antigen), Genetic Materials encoding such antibodies or compositions, and cells that express or secrete such antibodies or compositions, and (iv) uses of such antibodies or compositions; and (b) methods to discover novel antigens and methods of using antigens other than to create antibodies.

        1.20 "Major Country" shall mean the [*].

        1.21 "MTA" shall mean that certain Material Transfer Agreement entered into by ABX and GNE and effective as of [*], as the same may be amended from time to time.

        1.22 "Net Sales" shall mean [*] by GNE or its Affiliates and Sublicensees for sales of Product to non-Affiliate customers, [*], with respect to such sales [*], as reflected in [*] of GNE and its Affiliates or Sublicensees, [*].

               1.22.1 Sales Among GNE and Sublicensees. Net Sales shall not include [*], provided that Net Sales shall include the [*] of such Products.

               1.22.2 Combination Products. In the event that a Product is sold in combination as a single product with another product or component, Net Sales from such combination sales for purposes of calculating the amounts due under this Agreement shall be [*]. In the event that no such separate sales are made in the same quarter by GNE or its Sublicensee, Net Sales



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               for royalty determination shall be [*].

        1.23 "Option Effective Date" shall have the meaning set forth in the GNE Option Agreement.

        1.24 "Phase II Trial" shall mean a human clinical trial prospectively designed to generate data evidencing the safety, dose ranging and preliminary efficacy of a Product for a particular indication sufficient (if successful) to commence a Phase III trial for the Product for the indication, and that would otherwise satisfy the requirements of 21 CFR 312.21(b). "Initiation" of a Phase II Trial shall be deemed to occur upon the administration of such drug or placebo to the first patient in such trial.

        1.25 "Phase III Trial" shall mean a human clinical trial prospectively designed to demonstrate with statistical significance whether a Product is safe and effective for use in a particular indication in a manner sufficient (if successful) to file a BLA with the United States Food and Drug Administration (including any successor agency, the "USFDA") for the marketing and sale of the Product for the indication, and would otherwise satisfy the requirements of 21 CFR 312.21(c). "Initiation" of a Phase III Trial shall be deemed to occur upon the administration of study drug or placebo to the first patient in such trial.

        1.26 "Product" shall mean any product which incorporates (a) an Antibody that binds to the Product Antigen or (b) Genetic Material encoding such an Antibody wherein said Genetic Material does not encode multiple Antibodies.

        1.27 "Product Antigen" and "[*]" shall mean [*].

        1.28 "Product License" shall mean an "Exclusive Worldwide Product License" as defined in the Xenotech Agreement (and in the form attached thereto as an exhibit) granted from XT to ABX pursuant to the terms of the Xenotech Agreement and permitting ABX, among other things, to commercialize Products throughout the world for [*].

        1.29 "Research Field" shall have the meaning set forth in the GNE Option Agreement.

        1.30 "Research Plan" shall mean the research plan attached to the GNE Option Agreement as Exhibit A thereto and incorporated therein , which is hereby incorporated into this Agreement also. The parties may amend the Research Plan, from time to time, by mutual agreement in writing.




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        1.31 "Sublicensee" shall mean a third party that GNE grants rights under the Licensed Technology to develop, make, use and/or sell Products, including, without limitation, a third party to whom GNE grants the right to distribute Product, provided that such third party also has responsibility for marketing and promotion of Product within the applicable territory. As used herein, a "Sublicense" shall mean an agreement or arrangement between GNE and any Sublicensee pursuant to which such rights of such Sublicensee have been granted.

        1.32   "Territory" shall mean  [*].

        1.33 "Therapeutically Active" shall mean that a compound or agent has activity as a therapeutic agent, or directly or indirectly acts to increase, enhance, catalyze, enable, protect, target or deliver a Product or the activity of a Product, but shall not include any diluent, vehicle, adjuvant or other ingredient (other than a Product) that does not have any, or only incidental, therapeutic properties.

        1.34 "[*] Product License" shall mean this [*] Product License Agreement entered into by and between ABX and GNE effective as of the Effective Date, as the same may be amended from time to time.

        1.35 "United States" shall mean the United States of America and its territories and possessions.

        1.36 "Valid Patent Claim" shall mean a claim in an [*] within the ABX Patent Rights that (a) has not been held invalid, unpatentable, unenforceable or revoked in a decision of a court or other governmental body of competent jurisdiction that is unappealable or unappealed within the time frame allowed for appeal, (b) has not been rendered unenforceable or invalid through disclaimer, reissue or otherwise and (c) is [*].

        1.37 "XenoMouse" and "XenoMouse Animals" shall mean both (a) all transgenic mice provided by ABX to GNE for immunization with the Product Antigen under the GNE Option Agreement or this Agreement and (b) all transgenic mice immunized with the Product Antigen by ABX under the MTA or the GNE Option Agreement on or before the Effective Date of this Agreement.

        1.38 "Xenotech Agreement" shall mean that certain Master Research License and Option Agreement entered into by JTI, XT and Cell Genesys, Inc. effective as of June 28, 1996, as the same may be amended from time to time.

        1.39 "XT" shall mean Xenotech, L.P., a California limited partnership.



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2.0     LICENSE GRANT

        2.1 Grant of Rights. Subject to the terms and conditions of this Agreement, ABX hereby grants to GNE an exclusive (even as to ABX) license or sublicense, as the case may be, under the Licensed Technology, to research and develop, make and have made Products in the Field in the Territory and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Products in the Field in the Territory. For purposes of clarification, it is understood and agreed that the licenses and sublicenses granted herein shall not include any right to make or sell (or lease, or offer to sell or lease, or otherwise transfer title to) any transgenic animal or the right to sell (or lease, or offer to sell or lease, or otherwise transfer title to) Antibody-secreting cells.

        2.2 Sublicenses. GNE may grant a Sublicense of any or all of its rights under Section 2.1 to (a) Affiliates of GNE or (b) to any other third party on written notice to ABX. It is understood that any such Sublicense shall be subject and subordinate to the terms and conditions of this Agreement, and that GNE shall remain responsible for all payments due to ABX hereunder with respect to Net Sales of Products by any such Sublicensee. It is understood that GNE shall not have the right to grant any Sublicense except as provided above, and notwithstanding the foregoing, shall in no event have the right to Sublicense any right under this Agreement in or to (i) a XenoMouse Animal, or (ii) other transgenic animal covered by the Licensed Technology.

        2.3 Third Party Rights. It is understood and agreed that the grant of rights under this Article 2 shall be subject to and limited in all respects by the terms of the applicable ABX In-License(s) pursuant to which ABX acquired or does acquire any Licensed Technology, including, without limitation, any rights granted to or retained by GenPharm International, Inc. under the GenPharm Cross License, and that all rights or sublicenses granted under this Agreement shall be limited to the extent that ABX may grant such rights and sublicenses under such ABX In-Licenses. Further, the parties acknowledge that while ABX is granting GNE an exclusive license to certain of its rights, ABX's rights may not be exclusive from ABX's licensors.

        2.4 Continuation of Research. It is understood and agreed that during the term of this Agreement, GNE and ABX may continue the research activities set forth in the Research Plan as set forth in this Section 2.4.

               2.4.1 Supply and Use of XenoMouse Animals. In the event that the parties enter into this Agreement before ABX has provided to GNE the XenoMouse Animals ABX is required to provide to GNE pursuant to Section 2.1.2 of the GNE Option Agreement, or in the event that ABX and GNE mutually agree in writing that ABX will provide additional sterilized male XenoMouse Animals to GNE under this Agreement, ABX agrees to continue to provide XenoMouse Animals to GNE in accordance with Section 2.1.2 of the GNE Option Agreement or as agreed by writing by the parties, subject to all terms and conditions set forth in Sections 2.1 and 2.2 of the GNE Option Agreement. It is further agreed that GNE may continue to use any XenoMouse Animals provided by ABX under the GNE Option Agreement, in accordance with all terms and conditions set forth in

               Sections 2.1 and 2.2 of the GNE Option Agreement, to continue GNE's research activities within the Research Field as set forth in this Section
2.4. GNE shall not transfer any XenoMouse Animal to any third party, including any Sublicensee, without the express written consent of ABX. It is understood that during the term of this Agreement, GNE may require additional XenoMouse Animals for performance under this Agreement. The parties agree to engage in good faith discussion to determine reasonable quantities, if any, of such XenoMouse Animals to be provided by ABX to GNE for such performance.

               2.4.2 Research Activities. During the term of this Agreement, the parties will conduct such collaborative research and development of Products as they may mutually agree upon in writing in the Research Plan (as the same may be amended from time to time). During the term of this Agreement, GNE and ABX shall each update the other, as requested by the other, as to the status of any research activities of the party under the Research Plan.

               2.4.3 Ownership of Materials and Data. It is understood and agreed that:

               (a) ABX shall solely own all XenoMouse Animals, Genetic Material encoding such XenoMouse Animals, hybridomas and B cells.

               (b) GNE shall own all Antibodies, Genetic Material encoding Antibodies, and all reagents, samples, data, results, technical information, know-how, preclinical and/or clinical testing data and any other non-patentable information resulting from the parties' use of the Licensed Technology related to the Product Antigen under the MTA or under this Agreement. To the extent that ABX owned any of the foregoing prior to the Effective Date of this Agreement under the terms of the GNE Option Agreement, ownership shall transfer from ABX to GNE as of the Effective Date of this Agreement.

               (c) With respect to any materials (including, without limitation, all Antibodies, hybridomas or Genetic Material) generated in whole or in part from immunization of XenoMouse Animals with the Product Antigen and/or data made or generated under the MTA, this Section 2.4.3 hereby supersedes and cancels any terms or provisions in the MTA inconsistent with this Section 2.4.3 or any other term of this Agreement. The transfer of physical possession of any materials owned by, and the physical possession and use of such materials and/or data by, GNE or ABX, as the case may be, shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such materials and/or data to GNE or ABX, as the case may be.

        2.5 No Other Rights; No License to Other Therapeutically Active Components. No rights other than those expressly set forth in this Agreement are granted to either party hereunder, and no additional rights shall be deemed granted to either party by implication, estoppel or otherwise. It is understood and agreed that, although a Product licensed hereunder may contain other components (including without limitation, other Therapeutically Active components) in conjunction with or in addition to an Antibody that binds to [*] or Genetic Material encoding such an Antibody, the licenses and rights granted under this Agreement shall not be construed to convey, and shall not


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                                      -9-
        convey, any licenses or rights under the ABX Patent Rights with respect to the manufacture, use, or sale of any such component other than an Antibody that binds to [*] or Genetic Material encoding such an Antibody.

        2.6 No Products Other Than Products. GNE shall not sell, lease, offer to sell or lease, or otherwise transfer title to any materials derived in whole or part from the XenoMouse Animals (including, without limitation, Antibodies, Antibody-secreting cells and Genetic Materials encoding the foregoing) other than as Products in accordance with this Agreement.

3.0     CONSIDERATION.

        3.1 License Fee. In consideration of the license rights granted herein to GNE, within fifteen (15) days after the Effective Date, GNE shall pay to ABX a [*] license fee in the amount of [*], in accordance with the payment provisions of Section 4.3 below.

        3.2    Milestone Payments.

               3.2.1 Amounts. In further consideration of the license rights granted herein to GNE, within thirty (30) days following the first achievement by GNE (or any of its Sublicensees) of each of the following milestones with respect to any Product under this Agreement, GNE shall pay to ABX the corresponding milestone payment set forth herein, in accordance with the payment provisions of Section 4.3 below:


                             Milestone                            Payment
                             ---------                            -------
        [*]
A                                                                        [*]

B       [*]                                                              [*]

C       [*]                                                              [*]

D       [*]                                                              [*]

E       [*]                                                              [*]



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                                      -10-

In the event that milestone C, D, or E is met, and at such time either milestone A or milestone B has not been met, the payment for such unmet milestone(s) shall be due. It is understood and agreed that (i) GNE shall not be obligated to pay to ABX the milestone payments set forth in this Section 3.2.1 more than once for each of milestones A, B, C, D, and E under this Agreement, irrespective of how many Products hereunder achieve such milestone.

               3.2.2 [*]. If, before or during the term of this Agreement, the Product License between ABX and XT is modified for any reason such that the [*] for purposes of the license granted to GNE under this Agreement [*] shall refund any remaining amount at that point in cash.

               3.2.3 Potential Readjustments. Upon request of either party, the parties shall discuss in good faith and may agree to amend this Agreement to provide an option for GNE to make milestone payments for the events set forth in milestones C, D and/or E above in amounts greater than those set forth in milestones C, D and/or E above, in exchange for royalties on Net Sales of Products in the countries and territories covered by such milestones lower than those set forth in Section 3.3 below.

               3.2.4 [*]. The milestone payments set forth in Section 3.2.1 shall be [*] except as otherwise provided in Section 3.2.2 above, but may be [*] as set forth in Section 3.3.5 below.

        3.3 Royalties. GNE or its Sublicensee shall notify ABX of the date of commercial introduction of the first Product into any country in the Territory, which shall mean, on a country-by-country basis in the Territory, the date of first commercial sale (other than for purposes of obtaining Regulatory Approval) of the first Product by GNE or any Sublicensee in such country (hereinafter, the "Royalty Commencement Date"). In consideration of the license rights granted herein, GNE shall pay to ABX a royalty on Net Sales of Products as set forth herein:

               3.3.1 Countries With Issued Patents. (a) Commencing as to each country in the Territory on the Royalty Commencement Date for the first Product in such country, GNE shall pay ABX a running royalty equal to [*] of Net Sales by GNE and its Sublicensees of Products in such country (i) if there is a Valid Patent Claim within the ABX Patent Rights related to the XenoMouse Animals that covers GNE's manufacture, use or sale of such Products within the country where such Products are made, used or sold or (ii) if there [*]



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                                      -11-

               [*], such [*] running royalty to be in effect for the life of such Valid Patent Claim. A country in which the above [*] royalty applies is referred to herein as a "Patent Country."

                      (b) It is understood that if, during the term of this Agreement, one or more Valid Patent Claims is or are revoked in a decision of a court or other governmental body of competent jurisdiction that is unappealable or unappealed within the time from allowed for appeal (hereinafter, "Revoked Claim(s)"), such Revoked Claim(s) shall not be considered Valid Patent Claim(s) for purposes of determining royalties owed under this Agreement on Net Sales of Products thereafter.

                      (c) Notwithstanding anything to the contrary in this Agreement or the GNE Option Agreement, including, without limitation, anything contained in Sections 1.19, 3.3.1(a), 3.3.3 or 6.1 of this Agreement, [*].

               3.3.2 Non-Patent Countries. Commencing as to each country in the Territory on the Royalty Commencement Date for the first Product in such country, GNE shall pay ABX a running royalty equal to [*] of Net Sales of any Product by GNE and its Sublicensees not covered by Section 3.3.1(a) above.

               3.3.3 Countries With [*]. In the event that the dollar amount of net royalties owed by ABX [*] under the ABX In-Licenses for Net Sales of Products by GNE and its Sublicensees in any [*] (as defined below) [*] (after all offsets and/or credits) by GNE to ABX under the provisions of this Section
3.3 (other than this Section 3.3.3) for such Net Sales, then GNE agrees to pay to ABX [*] under the ABX In-Licenses to the extent the net royalties owed by ABX [*] are attributable to [*], as set forth in this Section 3.3.3, in lieu of the amounts that GNE would otherwise owe (after all offsets and/or credits). ABX shall invoice GNE for any such amounts [*] on such Net Sales within [*] after receiving the report from GNE under Section 4.1 setting forth the quarterly Net Sales of Products in each country and/or any annual reconciliation regarding such royalties, and GNE shall pay such amounts to ABX within [*] after delivery of such invoice. It is understood that such invoice will not specify the [*] for which the invoice is sent, or the [*]. As used in this Section 3.3.3, "[*]" means any country or territory in the Territory in which there is a [*] within the ABX Patent Rights but the conditions set forth in [*] are not met (and therefore such country is not a [*]). It is understood and agreed that nothing in this Section 3.3.3 shall obligate GNE to pay a total royalty to ABX on Net


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                                      -12-

               Sales of a Product in excess of the royalty amount that would be due if such Net Sales were subject to the [*] royalty provided in Section 3.3.1 and any applicable offsets under Sections 3.3.4 and 3.3.5, subject to the "Patent Country" floor royalty amounts set forth in Sections 3.3.4 and 3.3.5 for such Net Sales.

               3.3.4  Third Party Royalty Offset.

                      (a) In the event that GNE or any of its Sublicensees is required to pay to a third party (other than an Affiliate of GNE or its Sublicensees) during the term of this Agreement royalties with respect to a Product under agreements for patent rights or other technologies that GNE or its Sublicensee reasonably determines are necessary to license with respect to such Product, then GNE may deduct such royalty amounts actually paid by GNE or its Sublicensee from the royalties owed to ABX for Net Sales of such Product pursuant to this Section 3.3; provided, however, that the third party royalty offset under this Section 3.3.4 if any, shall be applied first to determine the applicable royalty amount on Net Sales of a Product for each quarter in accordance with the table set forth below and down to the royalty floors set forth therein, which floor royalties will be established on a Region-by-Region basis (as such Regions are defined in Section 3.3.4(b) below), and thereafter the applicable milestone credits described in Section 3.3.5 shall then be applied for such quarter.


            [*]                              [*]                             [*]

                      (b) For purposes of this Section 3.3.4, a "Region" shall mean [*].

                      (c) For purposes of determining the applicable floor royalty under this Section 3.3.4, the Annual Net Sales for a Region shall include all Net Sales of all Products in all countries and territories in such Region. For such purposes, annual Net Sales of all Products within a Region shall be [*], and the floor shall be applied to the Net Sales of [*] in the corresponding Net Sales level for such Region. Notwithstanding the foregoing, the royalty payable hereunder shall be reconciled on a calendar yearly basis using actual aggregate totals



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                                      -13-
                      of annual Net Sales for all countries and territories in each Region for each full calendar year during the term of this Agreement, and for a given calendar year such reconciliation shall be completed in time to be included in the next royalty report to ABX under Section 4.1 below. If as a result of such reconciliation it is determined that GNE has underpaid ABX royalties for a calendar year, GNE shall pay the shortfall for such calendar year promptly to ABX. If as a result of such reconciliation it is determined that GNE has overpaid ABX royalties for a calendar year, GNE shall be entitled to credit [*] of such overpaid amount against future royalties due to ABX hereunder; provided, however, that if GNE has no further obligation to pay royalties under this Agreement anywhere in the Territory, ABX shall refund any such overpayment within [*] following such reconciliation.

               3.3.5 Milestone Credit Offset. Certain milestone payments set forth in Section 3.2 that have been paid to ABX shall be creditable against royalty payments due to ABX as described in this Section 3.3.5.

                      (a) [*]. [*] of milestone payments paid to ABX for achievement of milestone B set forth in Section 3.2.1 above shall be credited against royalties due to ABX under Section 3.3 in respect of Net Sales of Products in the Territory.

                      (b) [*]. [*] of each of milestone payments paid to ABX for achievement of milestones C, D, and E set forth in Section 3.2.1 shall be credited against royalties due to ABX under Section 3.3 in respect of Net Sales of such Product in the countries and territories for which such milestones apply (i.e., [*] shall be credited against royalties on Net Sales of Products [*] (as defined in Section [*]); [*] shall be credited against royalties on Net Sales of Products [*] (as defined in Section [*]); and [*] shall be credited against royalties on Net Sales of Products in [*]).

                      (c) Limitation on Milestone Credit. Notwithstanding the foregoing Sections 3.3.5(a) and (b), the milestone credits described in this
Section 3.3.5 shall not reduce the royalty amounts paid to ABX under this
Section 3.3 in respect of Net Sales of Products in any given quarter during the term of this Agreement, to an amount below the following "floor" royalties, on a country-by-country basis:


       A      Floor Royalty on Net Sales of Products in Country
              with Valid Patent Claim Covering Product (Section 3.3.1):     [*]

       B      Floor Royalty on Net Sales of Products in All Other
              Countries (Section 3.3.2):                                    [*]



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                                      -14-

However, the foregoing limitation on milestone credits per quarter hereunder shall not preclude carrying forward unused milestones credits into future quarter(s) until the entire available credit hereunder has been used.


               3.3.6 Length of Term of Royalty Obligations. GNE's obligation to pay royalties on Net Sales of Products under this Agreement shall commence on a country-by-country basis on the Royalty Commencement Date for such country as defined in Section 3.3 above, and continue thereafter on a country-by-country basis until the later of (a) ten (10) years after the Royalty Commencement Date in such country or (b) expiration, in Patent Countries (as defined in Section 3.3.1), of the last-to-expire of the Valid Patent Claims in the ABX Patent Rights that causes GNE to owe the [*] royalty described in Section 3.3.1 (before any offsets or credits) in such country.

               3.3.7 Single Royalty. Only one royalty shall be payable with respect to any Product hereunder, regardless of how many Valid Patent Claims or Pending Patent Applications within the ABX Patent Rights cover such Product.

               3.3.8 [*]. ABX agrees to promptly inform GNE, on a country-by-country basis, in the event ABX [*], arising from the use, manufacture or sale of any Product in such country hereunder, and shall inform GNE of the [*]. GNE may, thereafter, [*]. In the event that GNE has already paid to ABX royalties on Net Sales in such countries for the period after ABX is [*]. It is understood and agreed that nothing in this Section 3.3.8 shall reduce the payment obligations set forth in Sections 3.3.3, 3.6.1 or 3.6.2 of this Agreement.

        3.4 Discounting. If GNE or its Sublicensee sells any Product to a third party who also purchases other products or services from GNE or its Sublicensee, GNE agrees not to, and to require its Sublicensee not to, discount the sales price of the Products to a greater degree than GNE or its Sublicensee, respectively, generally discounts the price of its other products to such customer.

        3.5 Royalties To Be Paid By ABX. Subject to the terms and conditions of this Agreement, including without limitation GNE's payment of royalties as set forth herein, ABX shall be responsible for paying all amounts owed to third parties in respect of Net Sales of Products by GNE and its Sublicensees in accordance with this Agreement under the Agreements set forth in



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                                      -15-

        Attachment C attached hereto and incorporated herein. GNE may not offset such payments under Section 3.3.4.

        3.6 Core Third Party Patents. If either party becomes aware of any Core Third Party Patent during the term of this Agreement, or any pending patent application that would be a Core Third Party Patent if issued, such party shall promptly notify the other party and, except to the extent that such party is prohibited under a duty of confidentiality from disclosing such information, provide a reasonably detailed summary of its knowledge regarding such patent or patent application (including, by way of example and without limitation, the identity of the person that owns or controls such patent, the subject matter of the patent or application, and any available information about terms offered or asked with respect to licenses under such patents).

               3.6.1 ABX. GNE agrees to [*] under any Core Third Party Patent; provided, however, that neither ABX nor GNE (nor its Sublicensees) shall be obligated [*], and provided, further, that if ABX elects not [*] it shall promptly notify GNE of such election, and GNE shall thereafter be [*] on its own behalf. In the absence of such an election, on and after the date falling [*] after either party first notifies the other of the Core Third Party Patent, GNE [*] directly [*]. If ABX [*] such patent, ABX will be responsible to [*] owed thereunder for the Net Sales of Products in the Territory by GNE and its Sublicensees; provided, however, in the event that the [*], as set forth in this
Section 3.6.1, [*]; and provided, further, that if both ABX and GNE [*], GNE shall not thereafter [*] Core Third Party Patent by ABX under this Agreement, and GNE shall [*], to be offset as provided in Section 3.6.2 below. ABX shall invoice GNE for any such amounts [*] on such Net Sales within [*] after receiving the report from GNE under Section 4.1 setting forth the quarterly Net Sales of Products in each country and/or any annual reconciliation regarding such royalties, and GNE shall pay such amounts to ABX within [*] after delivery of such invoice. It is understood that such invoice will not [*] for which the invoice is sent, or the [*]. The parties hereto agree to discuss and negotiate in good



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                                      -16-
               faith regarding the manner in which the [*].

               3.6.2 GNE. If GNE or its Sublicensee [*] under a Core Third Party Patent, GNE may [*]; provided, however, that (a) the [*]. It is understood that the [*]; provided, however, that in the event that the [*]. ABX shall invoice GNE for any such amounts [*] on such Net Sales within [*] after receiving the report from GNE under Section 4.1 setting forth the quarterly Net Sales of Products in each country and/or any annual reconciliation regarding such royalties, and GNE shall pay such amounts to ABX within [*] after delivery of such invoice. It is understood that such invoice will not specify the [*] for which the invoice is sent, or the [*].

4.0     ACCOUNTING AND RECORDS.

        4.1 Royalty Reports; Payments, Invoices. After the Royalty Commencement Date in any country in the Territory, GNE agrees to make quarterly written reports to ABX within sixty (60) days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of Product sold during the calendar quarter upon which a royalty is payable under
Article 3 above and, if applicable, the annual royalty reconciliation under
Section 3.3.3(c) above. Concurrently with the making of such reports, GNE shall pay to ABX all amounts payable pursuant to Article 3 above, in accordance with the payment provisions of Section 4.3. For purposes of determining when a sale of any Product occurs under this Agreement, the sale shall be deemed to occur on the earlier of the date the Product is shipped, or the date of the invoice to the purchaser of the Product.

        4.2    Records; Inspection.

               4.2.1 GNE. GNE shall keep (and require its Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to ABX under this Agreement. Such books and records shall be kept at the principal place



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                                      -17-
               of business of GNE or its Sublicensees, as the case may be, for at least three (3) years following the end of the calendar quarter to which they pertain. Such records of GNE or its Sublicensees will be open for inspection during such three-year period by an independent certified public accountant representing ABX (which representative may also represent XT) and reasonably acceptable to GNE for the purpose of verifying the royalty statements. GNE shall require each of its Sublicensees to maintain similar books and records and to open such records for inspection during the same three (3)-year period by such representative of ABX for the purpose of verifying the royalty statements. All such inspections may be made no more than once each calendar year at reasonable times mutually agreed by GNE and ABX. The representative of ABX will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. The results of any inspection hereunder shall be provided to both parties, and GNE shall pay any underpayment to ABX within thirty (30) days. Any overpayment may be credited against future royalty amounts due to ABX hereunder; provided, however, that if there is no further obligation to pay royalties hereunder anywhere in the Territory, ABX shall refund any such overpayment within thirty (30) days. Inspections conducted under this Section 4.2.1 shall be at the expense of ABX, unless a variation or error producing an increase exceeding [*] of the amount stated for any period (after taking into account any applicable annual reconciliation) is established in the course of any such inspection, whereupon all costs of such audit of such period will be paid by GNE. Upon the expiration of three (3) years following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive, and GNE shall be released from any liability or accountability with respect to royalties for such year; provided, however, that if ABX has demanded payment of additional royalties it claims have not been properly paid under this Agreement, or if there is a dispute between the parties regarding the amount of royalties due, prior to the expiration of the third calendar year following the calendar year in question, then the calculation of royalties shall not become binding and conclusive (and GNE shall not be released from liability or accountability with respect to such royalties) before three years following the date, if any, that such dispute is finally resolved between the parties by mutual written agreement. It is understood that nothing in the preceding sentence shall limit or prohibit the carrying forward of an applicable credit against royalties permitted under Sections 3.3.1(b) or 3.3.3(c).

               4.2.2 ABX. ABX shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to ABX under Sections 3.3.3, 3.3.8, 3.6.1 or 3.6.2. Such books and records shall be kept at the principal place of business of ABX for at least three (3) years following the end of the calendar quarter to which they pertain. For any period for which GNE has paid royalties under Sections 3.3.3, 3.6.1 or 3.6.2 of this Agreement, such records will be open for inspection during such three-year period by an independent certified public accountant representing GNE and reasonably acceptable to ABX for the purpose of verifying the invoiced amounts paid by GNE. All such inspections may be made no more than once each calendar year at reasonable times mutually agreed by GNE and ABX. The representative of GNE will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. The results of any inspection hereunder shall be provided to both parties as follows: it is understood and agreed that GNE shall not be informed of the financial terms of any [*], and shall only be informed whether or not the amounts invoiced by ABX and paid by GNE accurately



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                                      -18-
               represent the amounts to be paid by [*]. ABX shall refund any overpayment found by the accountant in such an inspection within thirty (30) days after receiving the results, and GNE shall pay to ABX any underpayment found by the accountant in such an inspection within thirty (30) days after receiving notice of such underpayment. Inspections conducted for payments under
Section 3.3.3, 3.6.1, or 3.6.2 shall be at the expense of ABX; provided, however, that if the invoices referred to in Sections 3.3.3, 3.6.1, or 3.6.2 do specify the [*], such inspection shall be at the expense of GNE unless a variation or error producing a decrease exceeding [*] of the amount paid by GNE for any period (after taking into account any applicable annual reconciliation) is established in the course of any such inspection, whereupon all costs of such audit of such period will be paid by ABX and provided, further, that audits under Section 3.3.8 will be at the expense of GNE. Upon the expiration of three
(3) years following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive, and GNE shall be released from any liability or accountability with respect to royalties for such year; provided, however, that if ABX has demanded payment of additional royalties it claims have not been properly paid under this Agreement, or if there is a dispute between the parties regarding the amount of royalties due, prior to the expiration of the third calendar year following the calendar year in question, then the calculation of royalties shall not become binding and conclusive (and GNE shall not be released from liability or accountability with respect to such royalties) before three years following the date, if any, that such dispute is finally resolved between the parties by mutual written agreement. It is understood that nothing in the preceding sentence shall limit or prohibit the carrying forward of an applicable credit against royalties permitted under Section 3.3.5.

        4.3 Payment Method. All payments due hereunder shall be made in U.S. dollars, and shall be made by bank wire transfer in immediately available funds to an account designated by ABX in a written notice to GNE. Any payments from ABX to GNE (if any) shall also be made in U.S. dollars, by bank wire transfer in immediately available funds to an account designated by GNE in a written notice to ABX.

        4.4 Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

        4.5 Late Payments. Any payments due from GNE (or from ABX, if any) that are not paid on the date such payments are due under this Agreement shall bear interest at the lesser of (i) the [*], or (ii) the maximum rate permitted by applicable law, in each case calculated on the number of days such payment is delinquent. This Section 4.5 shall in no way limit any other remedies available to either party.



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                                      -19-

        4.6 Withholding Taxes. All payments required to be made pursuant to
Article 3 hereof shall be without deduction or withholding for or on account of any taxes or similar governmental charge imposed by a jurisdiction except for withholding taxes to the extent applicable ("Withholding Taxes"). GNE shall pay any applicable Withholding Taxes due on behalf of ABX and shall promptly provide ABX with written documentation of any such payment sufficient to satisfy the requirements of the United States Internal Revenue Service related to an application by ABX for a foreign tax credit for such payment.

        4.7 Restrictions on Payment. If by law, regulation or fiscal policy of a particular country or jurisdiction in the Territory, remittance of funds in U.S. Dollars is restricted or forbidden such that GNE cannot expatriate funds and that both ABX and GNE are affected, written notice thereof will promptly be given to ABX, and payment of such funds that constitute amounts that would be owing to ABX under this Agreement that cannot be expatriated shall be made by the deposit thereof in local currency to the credit of ABX in a recognized banking institution designated by ABX in writing. When in any country or jurisdiction in the Territory the law, regulation or fiscal policy prohibit both the transmittal and the deposit of royalties on sales of Products in such country or jurisdiction, royalty payments shall be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all royalties that GNE would have been under an obligation to transmit or deposit but for such prohibition shall forthwith be deposited or transmitted.

5.0     DUE DILIGENCE.

        5.1    Reasonable Commercial Efforts; IND Milestone.

               5.1.1 GNE agrees to use commercially reasonable efforts consistent with prudent business judgment to commercialize Products, by the filing of an IND by GNE or its Sublicensee in the United States or Japan, within such time period as may be mutually agreed upon by the parties after taking into account factors relating to the Product Antigen and ABX's obligations under the Product License with XT or, if no such period is agreed upon, [*] years from the Effective Date. ABX agrees that it will, on request of GNE, use reasonable efforts to try to establish a longer period of time for filing of an IND in the United States or Japan under the terms of the Product License.

               5.1.2 Notwithstanding the foregoing, GNE shall be required actively and continuously to pursue the filing of an IND by GNE or its Sublicensee, as soon as practicable after the Effective Date using reasonable commercial efforts consistent with prudent business judgment. After filing of an IND, GNE or its Sublicensee shall be required to have an active IND and to use commercially reasonable efforts, consistent with prudent business judgment, to conduct clinical trials in pursuit of regulatory approval for a Product in the United States or Japan.

        5.2 Failure to Meet Due Diligence Obligation. If the diligence requirements set forth in Section 5.1 are not met by GNE (or its Sublicensees), ABX shall have the right, at ABX's election (subject to the notice and cure provisions under Section 10.2, except to the extent that the Product



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        License between ABX and XT is terminated by XT because the diligence requirements set forth in the Product License have not been met), either (a) to convert GNE's exclusive license to a non-exclusive royalty-bearing license to use the ABX Know-How and practice the ABX Patent Rights for the purposes set forth in this Agreement, or (b) to terminate the license rights granted to GNE hereunder.

        5.3 GNE Reports. GNE agrees, upon request by ABX, to keep ABX informed as to the research, development and commercialization of Products hereunder. Without limiting the foregoing, if ABX makes a written request, then within ninety (90) days of such written request during the term of this Agreement, GNE shall provide to ABX a report detailing the status and potential timing of any anticipated IND filings under Section 5.1 above, the status of clinical and preclinical testing of any Products, and anticipated filings of any BLA and/or Foreign Marketing Application for any Products in the Territory, provided, however, that ABX may make only one such written request per twelve (12) month period. All GNE reports hereunder shall be treated as "Confidential Information" of GNE as provided in Article 7 of this Agreement.

        5.4 Gene Therapy Applications. GNE's intention as of the Effective Date is to commercialize a Product hereunder for an application other than Gene Therapy (as defined below) before commercializing a Product hereunder for a Gene Therapy application. It is understood, however, that GNE may or may not also intend to develop and sell Products for use in Gene Therapy, and that such Gene Therapy application may ultimately be commercialized before a Product is commercialized hereunder for a non-Gene Therapy application. As used herein, "Gene Therapy" shall mean the treatment or prevention of a disease by means of [*].

6.0     INTELLECTUAL PROPERTY.

        6.1    Ownership of Intellectual Property



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                                      -21-
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               6.1.1 Intellectual Property Concerning Antibodies, Cells, and
Genetic Material. GNE and ABX shall jointly own all right, title and interest in patent or patent applications directed to inventions solely or jointly made, conceived, reduced to practice, or otherwise developed by GNE and/or ABX in the course of performing research or development work under the MTA, the GNE Option Agreement, or this Agreement that are directed to (i) Antibodies, (ii) hybridomas, and/or (iii) Genetic Material encoding Antibodies. This Section
6.1.1 hereby supercedes and cancels any term or provision of the MTA that are inconsistent with this Section 6.1.1 to the extent that such term or provision of the MTA relates to the Product Antigen. It is understood and agreed that nothing in the Section 6.1.1 shall convey, or be construed to convey, title in or to the biological materials themselves embodying any such jointly-owned inventions to GNE or ABX, as the case may be.

               6.1.2 Intellectual Property Concerning Other Inventions. Except as otherwise provided in Sections 6.1.1 and 2.4.3 above, on and after the effective date of the MTA, title to any inventions (and to any patent applications and patents thereon) by a party or parties under the MTA, this Agreement, or the GNE Option Agreement shall follow inventorship, which shall in turn be determined in accordance with United States laws of inventorship and probative evidence of the parties. Designation of inventors on any patent application hereunder is a matter of law and shall be solely within the discretion of qualified patent counsel of the party(ies) hereto making such invention.
               6.1.3 Joint Ownership. For purposes of clarification, to the extent that something is jointly owned under this Agreement, and except as otherwise provided in this Agreement (including the exclusive nature of the licenses granted by ABX hereunder), either party shall have the right to use, commercialize, grant and authorize sublicenses, and otherwise exploit all such jointly-owned patents and inventions without obligation to account to, or obtain the consent of, the other joint owner. Both parties hereto agree to promptly disclose to the other all jointly-owned inventions under this Agreement and, on request of the other party, will provide such information and assistance as may be reasonably necessary to assist in the filing and prosecution of patent applications claiming such inventions. The parties hereto agree to ensure that each employee, agent, or independent contractor that conducts research using the XenoMouse Animals, or materials derived in whole or part from the XenoMouse Animals, will promptly disclose and assign to the parties hereto any and all rights to jointly-owned inventions. The parties hereto agree to maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and so as to properly reflect all work done and results achieved in performing research under the MTA, the GNE Option Agreement, or this Agreement.

               6.1.4 Non-Use of Materials. ABX shall not license or make any other use of any material (including, without limitation, any Antibodies, B cells, hybridomas or Genetic Material) owned by GNE or ABX, or owned jointly by GNE and ABX, in each case, generated in whole or in part from GNE or ABX's activities under this Agreement, the GNE Option Agreement or the MTA, except as expressly provided in this Agreement, in any case without first obtaining GNE's prior written consent.




                                      -22-
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        6.2    Patent Prosecution.

               (a) Solely Owned. The party solely owning any invention under
Section 6.1 above shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications and patents thereon, and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof.

               (b) Jointly Owned. In the event of any invention jointly owned by the parties under [*] above, ABX shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) claiming any XenoMouse Animals or any uses thereof, and GNE shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications and patents (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) claiming the Product Antigen, any Antibody or Product and/or its development, manufacture, use or sale. The party having such rights and responsibilities hereunder is referred to as the "Controlling Party". The Controlling Party shall: (i) provide the non-Controlling Party with any patent application filed hereunder by the Controlling Party promptly after such filing; (ii) provide the non-Controlling Party promptly with copies of all substantive communications received from or filed in patent office(s) with respect to such filings; (iii) notify the non-Controlling Party of any interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action and review it with the non-Controlling Party as reasonably requested; and (iv) provide the non-Controlling Party, a reasonable time prior to taking or failing to take any action that would substantially affect the scope of validity of rights under such patent applications or patents thereon (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional application, abandoning any patent or not filing or perfecting the filing of any patent application) with notice of such proposed action so that the non-Controlling Party has a reasonable opportunity to review and make comments. If the Controlling Party fails to undertake the filing of a patent application (or continuing or divisional application) within ninety (90) days after a written request from the non-Controlling Party to do so, or if the Controlling Party discontinues the prosecution or maintenance of a patent application or patent, the non-Controlling Party at its expense may, in its discretion, undertake such filing, prosecution or maintenance thereof in which case such patent application thereon shall be solely owned by the non-Controlling Party. The parties hereto shall assist each other to the extent commercially reasonable in securing intellectual property rights resulting from jointly owned inventions hereunder. The parties hereto shall assist each other to the extent commercially reasonable in securing intellectual property rights resulting from jointly owned inventions hereunder. As to enforcement of jointly-owned patents, including actions against an alleged infringer, the parties hereto shall consult with each other in good faith as to the best manner in which to proceed. The parties agree as a basic principle that in the case of such actions against alleged infringers, the expenses incurred and damages awarded shall be first used to reimburse the costs and expenses (including reasonable attorneys' fees) of the party or parties in the action, second used to reimburse ABX for any amounts ABX is obligated to pay to third parties (if any) in respect of such amount



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                                      -23-
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               pursuant to applicable ABX In-Licenses, with the remainder for the account of the party or parties that undertake such actions to the extent of their financial participation therein. To the extent that damages are awarded for lost sales or lost profits from the sale of Products, such damages shall be allocated among the parties taking into account royalties that would have been payable to ABX on the sale of such Products. Either party may withdraw from or abandon any jointly-owned patent application or patent hereunder, on reasonable prior written notice to the other party providing a free-of-charge option to assume the prosecution and/or maintenance thereof.

        6.3 Grant Back. It is the intent of the parties that this Agreement shall not restrict ABX's freedom to operate regarding the practice and commercialization of the Licensed Technology (including without limitation XenoMouse Animals and cells, genetic material, and antibodies generated or derived from XenoMouse Animals), except in relation to Products. Accordingly, in the event that any patent owned or controlled by GNE that directly arises from use of the XenoMouse Animals that has application other than for the manufacture, use, sale, offer for sale or import of Products, GNE agrees to grant, and hereby grants, to ABX a [*] license in the Territory, with the right to grant and authorize sublicenses, under all patents claiming such inventions, for all fields of use other than the manufacture, use, sale, offer for sale or import of Products, in each case on terms and condition [*]. In the event that any patent owned or controlled by GNE claims use of the XenoMouse Animals that has application other than for the manufacture, use, sale, offer for sale or import of Products, GNE agrees upon written notice from ABX to grant to ABX a [*] license in the Territory, with the right to grant and authorize sublicenses, under all patents claiming such inventions, for all fields of use other than the manufacture, use, sale, offer for sale or import of Products, [*].

        6.4    Enforcement of ABX Patent Rights.

               (a) If either party learns that a third party is infringing or allegedly infringing any ABX Patent Rights, it shall promptly notify the other party thereof, including available evidence of infringement. As between GNE, its Sublicensees and ABX, ABX shall have the exclusive right at its expense, and in its discretion, to bring an enforcement proceeding, or defend any declaratory judgment action, involving any ABX Patent Rights. ABX shall keep GNE reasonably informed of the progress of such claim, suit or proceeding involving enforcement or defense of any ABX Patent Rights. To the extent such action involves claims directly concerning any Antibody or Product, GNE shall have the right to join such proceeding at any time at its own expense, but GNE shall not admit the invalidity or unenforceability of any ABX Patent Rights without ABX's prior written consent.

               (b) Notwithstanding the foregoing, if ABX notifies GNE that it does not desire to pursue an enforcement action or defend a declaratory judgment action hereunder with respect to any infringement of any patent rights described in Section 6.1.1 or other patent rights [*] by



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                                      -24-
               the parties as set forth in Section 6.1.2, then to the extent such action involves or affects any Antibody or Product, GNE may at its expense bring or defend such action with respect to such patent rights (and no other patent rights in the ABX Patent Rights) in consultation with ABX, and in such event ABX agrees to join as party plaintiff at GNE's expense if necessary to prosecute the action and agrees to give GNE reasonable assistance and authority to file and prosecute the suit (but neither party shall be required to transfer title to any property to confer standing on a party hereunder). In connection with any such action by GNE hereunder. GNE shall not admit the invalidity or unenforceability of any ABX Patent Rights without ABX's prior written consent.

               (c) Any recovery as a result of any such claim, suit or proceeding hereunder shall be first used to reimburse the costs and expenses (including reasonable attorneys' fees) of the party or parties in the action, second used to reimburse ABX for any amounts ABX is obligated to pay to third parties in respect of such amount pursuant to applicable ABX In-Licenses and GNE's and its Sublicensees' lost sales of Products within the Field because of the infringement, with the remainder for the account of the party or parties that undertake such actions to the extent of their financial participation therein. To the extent that damages are awarded for lost sales or lost profits from the sale of Products, such damages shall be allocated among the parties taking into account royalties that would have been payable to ABX on the sale of such Products.

        6.5 Infringement Claims Against GNE. If the production, sale or use of Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against GNE (or its Affiliates or Sublicensees), GNE shall promptly notify ABX thereof in writing setting forth the facts of such claim in reasonable detail. GNE agrees to keep ABX reasonably informed of all material developments in connection with any such claim, suit or proceeding as it relates to the Licensed Technology. Notwithstanding the above, GNE shall not admit the invalidity of any patent within the Licensed Technology without written consent from ABX.

        6.6 Limitation. Notwithstanding any other provision in this Article 6, the parties acknowledge and understand that (i) ABX shall not be obligated to prepare, file, prosecute, and maintain patents and patent applications, or to bring or pursue enforcement proceedings or defend declaratory judgement actions regarding the Licensed Technology if, and to the extent that, ABX is not entitled to do so under one or more ABX In-Licenses, and (ii) any rights conveyed under this Article 6 permitting GNE to prepare, file, prosecute and maintain certain patents and patent applications, or to bring and pursue enforcement proceedings, or defend declaratory judgment actions, regarding the Licensed Technology, shall be subject to all applicable ABX In-Licenses, and are conveyed only to the extent permitted under such agreements.

        6.7 Patent Marking. GNE agrees to mark and have its Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

7.0     CONFIDENTIALITY.

        7.1 Confidentiality. Except as expressly provided herein, the parties agree that during the term of this Agreement and for five (5) years thereafter the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose other than performance of this Agreement any information furnished to it by the other party hereto pursuant to this Agreement ("Confidential Information"), except to the extent that it can be established by the receiving party by competent proof that such information:

               (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

               (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

        7.2 Permitted Disclosures. Notwithstanding Section 7.1 above and Section
7.4 below, each party hereto may nevertheless disclose the other party's Confidential Information and the terms of this Agreement to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable laws or regulations or otherwise submitting information to tax or other governmental authorities, making a permitted Sublicense or publication or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required by law to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise). It is understood that the obligations set forth in this Article 7 are separate from GNE's obligations under Section 2.2 of the GNE Option Agreement, and the expiration or nonapplicability of GNE's obligations under Section 7.1 above shall not be deemed to limit GNE's obligations under Section 2.2 of the GNE Option Agreement.

        7.3 Scientific Publications. The parties agree, as a general principle, that it is desirable to publish the results of the research conducted by the parties hereto under this Agreement and agree that both parties will have the right to publish such results. The following restrictions shall apply with respect to the disclosure in scientific journals or publications by the parties hereto regarding any scientific work under this Agreement (but not any Independent Discovery or other research performed by the parties): (a) the party publishing, or proposing to publish, such results (the

        "Publishing Party") shall provide the other party (the "Non-Publishing Party") with an advance copy of any proposed submission of a publication arising from such scientific work, not less than thirty (30) days prior to submission or disclosure of such publication, and the Non-Publishing Party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve its Patent Rights or Know-How or to protect its Confidential Information, and the incorporation of such recommended changes shall not be unreasonably refused; and (b) if the Non-Publishing Party informs the Publishing Party, within thirty (30) days of receipt of an advance copy of a proposed publication hereunder, that such publication includes Confidential Information of the Non-Publishing Party the publication of which, in the Non-Publishing Party's sole judgment, could be expected to have a material adverse effect on any of its Patent Rights or reasonable Know-How, or on the Non-Publishing Party's business affairs, the Publishing Party shall delete such Confidential Information of the Non-Publishing Party from such publication and, in the case of inventions made solely by the Publishing Party or jointly by the Publishing Party and the Non-Publishing Party, delay publication thereof for an a time period (not to exceed ninety (90) days) sufficient for the preparation and filing of a patent application or application for a certificate of invention thereon, in accordance with Article 6 of this Agreement. The parties agree to confer regarding authorship of such publications, which shall be determined in accordance with the standards for authorship customary for peer-reviewed journals. For purposes of this Section, the Parties agree that publication of Confidential Information covered by a filed patent application shall not be required to be deleted solely due to a patent application not having reached its 18 month publication date.

        7.4 Terms of Agreement. Except as expressly provided in this Article 7, each party hereto agrees not to make any public disclosure of the terms of this Agreement or the identity of the Product Antigen (including, without limitation, any press release and/or Q&A to be issued on the Option Effective Date), without first obtaining the written approval of the other party and agreement upon the nature and text of such public announcement or disclosure. The party desiring to make any such public announcement shall provide the other party with a copy of the proposed announcement for review and comment in reasonably sufficient time prior to public release. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement required under applicable laws and regulations to the United States Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such governmental disclosure. The parties may publicly disclose information contained in any prior public disclosure that was in compliance with this Section without further approvals hereunder. In addition, each party agrees not to disclose the identity of the Product Antigen to any third party under any circumstances except if required by law, [nor the terms of this Agreement or the GNE Option Agreement to any third party, other than professional advisors and financing sources, and in that case, only under confidentiality terms that are at least as stringent in material respects as those in this Article. The parties acknowledge that, in the event of an initial public offering by ABX, ABX may be required to file this Agreement or information related thereto with the Securities and Exchange Commission (the "SEC"). In that event, and thereafter, ABX shall be entitled to comply with the disclosure requirements of the SEC, provided, however, that in connection with any required SEC filing of this Agreement by ABX, ABX shall use its reasonable efforts to obtain confidential treatment of portions of the Agreement

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        from the SEC (including, without limitation, financial terms and the identity of the Product Antigen). GNE shall have the right to review and comment on such an application for confidential treatment insofar as it pertains to this Agreement prior to its being filed with the SEC and ABX shall not unreasonably refuse such comments. GNE shall provide its comments, if any, on such application as soon as practicable, and in no event later than four (4) days after such application is provided to GNE.

8.0     INDEMNIFICATION

        8.1 GNE. GNE agrees to save, defend and hold ABX and its directors, officers, employees, agents and Affiliates harmless from and against any suits, claims, actions, demands, damages, liabilities, expenses or losses (including court costs and reasonable attorneys' and experts' fees) (collectively, the "Liabilities") resulting directly from (a) third party claims arising from any negligence or willful misconduct of GNE (or its directors, officers, employees, agents or Sublicensees) or the breach of any representations or warranties of GNE under this Agreement, or (b) any third party claims arising from GNE's or its Sublicensee's development, making, having made, use, offer for sale, or sale of any Product developed, manufactured, used, sold or otherwise distributed by GNE and its Sublicensees under this Agreement; provided, however, that nothing in this Section 8.1 shall obligate GNE to save, defend or hold harmless ABX for any Liabilities to the extent arising from the negligence or willful misconduct of ABX or its directors, officers, employees, or agents.

        8.2 ABX. ABX agrees to save, defend and hold GNE and its directors, officers, employees, agents and Affiliates harmless from and against any Liabilities resulting directly from (a) third party claims arising from any negligence or willful misconduct of ABX (or its directors, officers, employees, or agents) or the breach of any representations or warranties of ABX under this Agreement, (b) any third party claims arising from any negligence or willful misconduct of ABX or its directors, officers, employees, agents in the course of conducting ABX work under the Research Plan or (c) any third party claims arising from infringement of a Core Third Party Patent in the course of using the Licensed Technology in accordance with this Agreement, the GNE Option Agreement, or the MTA, (including, without limitation, the production of Antibodies to the Product Antigen); provided, however, that indemnification under Section 8.2(c) shall only be required by ABX in the event that neither ABX nor GNE enters into a license with the party claiming infringement, under
Section 3.6 of this Agreement; provided, further, that indemnification under
Section 8.2(c) shall be limited to amounts paid by GNE to ABX under this Agreement; and provided, further, that nothing in this Section 8.2 shall obligate ABX to save, defend or hold harmless GNE for any such Liabilities to the extent arising from the negligence or willful misconduct of GNE or its directors, officers, employees, agents or Sublicensees.

        8.3 Indemnification Procedures. If any person or party entitled to indemnification under this Article 8 (an "Indemnitee") intends to claim indemnification under this Article 8, it shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any Liability in respect of which the Indemnitee intends to claim such indemnification, as soon as reasonably practicable after the Indemnitee receives notice of such Liability. Indemnitor's obligations under this Article 8 are conditioned upon the Indemnitee permitting the Indemnitor to assume direction and control of the defense of the Liability (including the right to settle it); provided, however, that an Indemnitee shall have the right to retain its own legal counsel, with the reasonable fees and expenses thereof to be paid by the Indemnitor, if representation of such Indemnitee by the legal counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnitee and such Indemnitor. Indemnitor's obligations under this Article 8 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any third party suit, claim, action or demand, if prejudicial to Indemnitor's ability to defend such suit, claim, action or demand, shall relieve the Indemnitor of its obligations under this
Section 8 with respect to Liabilities that could have been defended in such action. The Indemnitee (and its directors, officers, employees and agents) shall cooperate fully with the Indemnitor and its legal counsel in the investigation of any such Liability for which indemnification is sought by such Indemnitee hereunder.

9.0     REPRESENTATIONS, WARRANTIES AND COVENANTS.

        9.1 ABX. ABX represents, warrants and covenants to GNE that:

               (a) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

               (b) it has not previously granted, and during the term of this Agreement will not grant, any rights inconsistent or in conflict with the rights and licenses granted to GNE herein, including without limitation, any right, license in and to the Licensed Technology granted under this Agreement, or any portion thereof, with respect to the Products or their development, manufacture, use or sale;

               (c) to its knowledge as of the Effective Date and except as set forth on Schedule A hereto, there were no existing or threatened actions, suits or claims pending against ABX with respect to the Licensed Technology or the right of ABX to enter into and perform its obligations under this Agreement or the Product Agreement with XT, and ABX has informed GNE of all such existing or threatened actions, suits or claims of which ABX is aware as of the Effective Date;

               (d) it will not take any action or fail to take any action under this Agreement that will cause a breach of the GenPharm Cross-License, the Xenotech Agreement, the Product License, or any ABX In-License; provided, however, that it shall not be a breach of this covenant if ABX cures any breach of such third party agreement pursuant to the cure provisions contained therein;

               (e) As of the Effective Date and except as set forth on Schedule A hereto ABX (a) had no knowledge (without the obligation to perform due diligence) of any rights of third parties that would interfere with the use of the ABX Know-How or practice of the ABX Patent Rights as contemplated under this Agreement (including, without limitation, work under the Research Plan or otherwise in the Research Field pursuant to the GNE Option Agreement or this Agreement), and (b) had no knowledge (without the obligation to perform due diligence) that any patents or patent applications within the ABX Patent Rights are invalid or unenforceable or that their practice would infringe patent rights of third parties, provided, however, that this representation does not apply to possible infringements relating to the Product Antigen;

               (f) as of the Effective Date, Cell Genesys, Inc. ("CGI") had assigned to ABX all of CGI's rights and obligations under the Xenotech Agreement, and ABX is now a party to the Xenotech Agreement in lieu of CGI;

               (g) it has provided to GNE, on or before the Effective Date, complete copies of all applicable ABX In-Licenses setting forth all applicable limitations or restrictions described in Section 2.3 (it being understood that the financial terms have been redacted from some or all such copies) and shall, at GNE's request, discuss with GNE ABX's interpretation of material terms (excepting only financial terms) and conditions of such ABX In-License, including, without limitation, any limitations on ABX's right to further transfer or grant licenses or sublicenses to GNE to any and all rights to technology within the scope of the ABX Patent Rights and/or ABX Know-How under any ABX In-License;

               (h) on or before the Effective Date, ABX entered into a Product License for the Product Antigen with XT under the Xenotech Agreement and that Product License is an [Exclusive Worldwide Product License] [Exclusive Qualified Worldwide Product License] (as such term is defined in the Xenotech Agreement), and GNE is ABX's exclusive sublicensee of ABX for all uses of the Licensed Technology under the Produce License relating to Products in the Field throughout the Territory, as provided in this Agreement;

               (i) ABX has provided GNE with a complete copy (excepting only financial terms) of such Product License as signed by all parties thereto. During the term of this Agreement: (i) ABX will not agree to any modifications or amendments to such Product License that restrict or limit or otherwise negatively affect the rights and licenses granted to GNE hereunder, and shall not terminate any licenses therein, in any case without GNE's prior written consent in its sole discretion; and (ii) ABX shall provide GNE promptly with a copy of any notice of default by ABX and/or its Sublicensee under such Product License, and of any notice of termination by any other party thereto;

               (j) If the Product License is an Exclusive Worldwide Product License, JTI does not have the right under the Xenotech Agreement to obtain an "Exclusive Home Territory Product License" or a "Co-Exclusive Worldwide Product License" (as these are defined in the Xenotech Agreement and attached thereto as exhibits) for the Product Antigen, or any other right or license under the Licensed Technology to develop, make or have made, use, sell, lease, or offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Products



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               in the Field in the Territory. ABX shall notify GNE promptly in writing of assertion by JTI (if any) that it may have any such rights anywhere in the Territory;

               (k) ABX shall not agree to any termination, modifications or amendments to any ABX In-Licenses that would negatively affect GNE's rights or obligations under this Agreement without first obtaining Genentech's prior written consent, and ABX shall notify GNE as soon as practicable of any material modification or amendment of any ABX In-License that affects (positively or negatively) GNE's rights or obligations under the Agreement;

               (l) ABX shall provide GNE promptly with a copy of any notice of default by ABX and/or its Sublicensee under any ABX In-License, and of any notice of termination by any other party to any ABX In-License; and

               (m) ABX shall not use or permit others to use cells created by GNE or ABX from immunization of XenoMouse Animals with the Product Antigen under this Agreement, the [*] Product License, or the MTA in any way without GNE's prior written consent nor shall ABX directly or indirectly create, incur, assume or suffer to exist, any lien, security interest or other similar encumbrance upon or with respect to such cells.

        9.2 GNE. GNE represents, warrants and covenants to ABX that:

               (a) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

               (b) to its knowledge as of the Option Effective Date, there were no existing or threatened actions, suits or claims pending against GNE or its Affiliates with respect to the subject matter hereof (including, without limitation, rights in and to the Product Antigen and/or antibodies to the Product Antigen) or the right of GNE to enter into and perform its obligations under this Agreement, and GNE has informed ABX of all such existing or threatened actions, suits or claims of which GNE is aware as of the Effective Date;

               (c) it has not previously granted, and during the term of this Agreement will not grant, any rights inconsistent or in conflict with the rights and licenses granted under this Agreement; and

               (d) it will not, to its knowledge, take any action or fail to take any action that will cause a breach of the GenPharm Cross License, the Xenotech Agreement, the Product License, or any ABX In-License.

               (e) as of the Effective Date and except as set forth on Schedule B hereto, GNE has no knowledge (without the obligation to perform due diligence) of any rights of third parties that would interfere with the use of the ABX Know-How or practice of the ABX Patent Rights as contemplated


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               under this Agreement (including, without limitation, work under the Research Plan or otherwise in the Research Field pursuant to this Agreement or the [*] Product License).

               9.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES TO THE OTHER PARTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, REGARDING PRODUCTS OR THE LICENSED TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF LICENSED TECHNOLOGY CLAIMS, ISSUED OR PENDING. ALL XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM THE XENOMOUSE ANIMALS PROVIDED TO GNE BY ABX ARE PROVIDED "AS IS," AND ABX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM XENOMOUSE ANIMALS.

        9.4 Effect of Representations and Warranties. It is understood that if the representations and warranties of a party under this Article 9 are not true and accurate and the other party incurs any damages, liabilities, expenses or losses (including court costs and reasonable attorneys' and experts' fees, but excluding costs and fees incurred in asserting a claim or bringing a lawsuit between the parties hereto) as a direct result of such falsity or inaccuracy, the party at fault shall save, defend and hold the other party harmless from and against any such suits, claims, actions, demands, damages, liabilities, expenses or losses.

10.0    TERM AND TERMINATION.

        10.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 10, shall continue in full force and effect on a country-by-country basis until the expiration of all royalty obligations pursuant to this Agreement for such country, as provided in Section 3.3.6 above. Following the expiration, but not earlier termination, of this Agreement on a country-by-country basis, GNE shall have a fully-paid up, royalty-free, perpetual, sublicensable license as granted in Article 2 which shall be an exclusive (as to ABX) license under the ABX Know-How solely to commercialize Products in such country.

        10.2 Termination for Breach. Either party to this Agreement may terminate this Agreement in the event that the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for sixty (60) days after written notice of such breach and intent to terminate this Agreement therefor was provided to the breaching party by the nonbreaching party. Any such termination shall become effective at the end of such sixty (60) day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty (60) day period. Any such termination shall be without prejudice to any other rights, conferred, or remedies available to, the nonbreaching party by law or at equity, including, without limitation, under
Section 8.3 above. The


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        right of a nonbreaching party to terminate this Agreement pursuant to this Section 10.2 shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

        10.3 Termination for Insolvency or Bankruptcy. Either party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement effective on written notice to the other party in the event the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged. Furthermore, all rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of
Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(56) of the United States Bankruptcy Code. The parties agree that in the event of the commencement of a bankruptcy proceeding by or against of party hereunder under the United States Bankruptcy Code, the other party shall be entitled to complete access, in accordance with this Agreement, to any such intellectual property, and all embodiments of such intellectual property, pertaining to the rights licensed to it hereunder of the party by or against whom a bankruptcy proceeding has been commenced.

        10.4 Termination by GNE. GNE may terminate this Agreement and the license granted herein at any time, by providing ABX ninety (90) days prior written notice.

        10.5   Effect of Termination.

               10.5.1 Accrued Obligations. Expiration or any termination of this Agreement shall not release either party hereto from any liability which at the time of such expiration or termination has already accrued to such party or which is attributable to a period prior to such expiration or termination, subject to the terms of this Agreement, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued to it prior to such expiration or termination, subject to the terms of this Agreement.

               10.5.2 Stock in Hand; Sublicenses. In the event this Agreement is terminated for any reason, GNE and its Sublicensees shall have the right to sell or otherwise dispose (consistent with all applicable regulations and law and subject to Articles 3 and 4 of this Agreement) of the stock of any Product subject to this Agreement then on hand. No termination of this Agreement (except by ABX under Section 10.2 above) shall be construed as a termination of any Sublicenses hereunder, and any Sublicense granted by GNE hereunder shall survive, provided that upon request by ABX, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.



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


               10.5.3 Return of Know-How; Termination of Licenses (a) In the event that ABX terminates this Agreement under Section 10.2 above, GNE shall promptly transfer to ABX, at GNE's expense, all ABX Know-How (including without limitation any XenoMouse Animals) then in GNE's or any of its Sublicensee's possession or control. After the effective date of such termination, GNE shall have no further obligations to ABX with respect to the development and commercialization of Products in the Field in the Territory, all underlying rights to the ABX Patent Rights and ABX Know-How (including without limitation as such rights pertain to the Products in the Field in the Territory) shall be the sole property of ABX, and all of GNE's license rights to the ABX Patent Rights and the ABX Know-How shall terminate. GNE, at GNE's expense, shall execute all documents and make any filings necessary to perfect such license rights in ABX. In the event that GNE terminates this Agreement under Section10.2, above, after the effective date of such termination, GNE shall have no further obligations to ABX with respect to the development and commercialization of Products in the Field in the Territory except as set forth herein, including Section 10.5.7. Such termination shall not terminate any rights of GNE under this Agreement, and GNE shall have an exclusive license under the ABX Patent Rights and to use the ABX Know-How to research, develop, make, have made Products in the Field in the Territory and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Products in the Field in the Territory. Such license shall be subject to the same royalty obligations as set forth under
Article 3 above. ABX, at ABX's expense, shall execute all documents and make any filings necessary to perfect such license rights to GNE.

               10.5.4 GNE Option Agreement. This Agreement is independent of, and shall not be affected by, the expiration or termination of the GNE Option Agreement; provided that notwithstanding the foregoing, any breach by GNE of the GNE Option Agreement shall be deemed a breach of this Agreement.

               10.5.5 XT. GNE and ABX agree that this Agreement, including, without limitation, any licenses and sublicenses granted to GNE pursuant to this Agreement, and the [*] Product License (including any licenses and sublicenses to be granted to GNE therein) shall survive any dissolution, liquidation or acquisition of XT, and that such licenses shall remain in full force and effect even after any distribution, following dissolution, of the intellectual property owned or licensed to XT, to any entity. GNE and ABX agree that any transfer of such intellectual property to or following such dissolution shall be subject to the licenses and sublicenses granted herein (and to be granted pursuant to the [*] Product License, if entered into at all by the parties).

               10.5.6 ABX In-Licenses. In the event that any ABX In-License is terminated due to breach by ABX and, as a result of such termination, ABX is unable to convey to GNE the rights necessary to manufacture, use or sell Products, ABX agrees that GNE's licenses hereunder shall survive and GNE shall step into the shoes of ABX with regard to such ABX In-License as set forth in, and on the terms and conditions provided in, such ABX In-License. ABX agrees to use reasonable efforts and to take such actions as are reasonably necessary to effectuate the foregoing.


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               10.5.7 Survival. Section 2.6, 5.3, 9.3 and 10.5 and Articles 3,
4, 6, 7, 8 and 11 shall survive the expiration and any termination of this Agreement for any reason.

11.0    MISCELLANEOUS.

        11.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

        11.2 Waiver. It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

        11.3 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior written consent of the other; provided, however, that either party may, without the written consent of the other, assign this Agreement to
(a) any entity to which it has acquired all or substantially all of the business or assets of the assigning party, or (b) any successor corporation resulting from any merger or consolidation with another corporation (including, in the case of GNE, F. Hoffmann-La Roche Ltd or any Affiliate thereof). Notwithstanding the foregoing, ABX shall not be obligated without its written consent to send XenoMouse Animals to any party other than GNE. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of each party hereto.

        11.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

        11.5 Compliance with Laws. In exercising their rights under this license, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

        11.6 No Implied Obligations. Except as expressly provided in Article 5 above, noting in this Agreement shall be deemed to require GNE to exploit the Licensed Technology nor to prevent GNE from commercializing products similar to or competitive with any Product, in addition to or in lieu of such Products.

        11.7 Notices. Any notice, request, approval or consent required or permitted to be given between the parties hereto shall be given in writing, and shall be deemed to have been properly given if delivered in person, transmitted by telecopy with machine confirmation of transmission, or mailed by first class certified mail to the other party at the appropriate address set forth below, or to such other address as may be designated in writing by a party from time to time in accordance with this Agreement. Such notice, request, approval or consent shall be deemed given (i) on the date delivered or transmitted if delivered in person or transmitted by telecopy prior to 5 p.m. on any



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        business day, (ii) on the next business day following delivery or transmission if delivered in person or transmitted by telecopy after 5 p.m. on any business day or on any non-business day, or (iii) on the fourth business day following the date deposited in the United States mail if sent mailed by first class certified mail.

               Genentech, Inc.:      Genentech, Inc.
                                     One DNA Way
                                     South San Francisco, CA 94080
                                     Attn: Corporate Secretary
                                     Telecopy: (650) 952-9881

               Abgenix, Inc.:        Abgenix, Inc.
                                     7601 Dumbarton Circle
                                     Fremont, California  94555
                                     Attn: President
                                     Telecopy:

               with a copy to:       Kenneth A. Clark, Esq.
                                     Wilson Sonsini Goodrich & Rosati
                                     650 Page Mill Road
                                     Palo Alto, California  94304
                                     Telecopy:  (650) 493-8311

        11.8 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of ABX and GNE are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. GNE shall be responsible for obtaining such approvals, and shall use efforts consistent with prudent business judgment to obtain such approvals. ABX agrees to cooperate reasonably with GNE and provide reasonable assistance to GNE as may be reasonably necessary to obtain any required approvals.

        11.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

        11.10 Force Majeure. Nonperformance of any party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform, is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.



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        11.11 No Consequential Damages. IN NO EVENT SHALL ANY PARTY HERETO BE
LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER.

        11.12 Disputes. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, it is agreed that each party will inform the other as soon as possible when it becomes aware of an area or issue of dispute. Prior to filing or initiating any legal proceeding, the parties agree to discuss the dispute at the organizational level at which such dispute arises. If either party believes there has been sufficient discussion of the matter at such level, then such party, by written notice to the other party, may have such dispute referred to their respective chief executive officers (or, if unavailable, a designee who is an officer of the party empowered to resolve such disputes) for attempted resolution by good faith negotiations between such chief executive officers within fourteen (14) days of such referral. In the event that the chief executive officers are not able to resolve such dispute within such fourteen (14) day period, either party may pursue whatever remedies are available to them under this Agreement or by law.

        11.13 Complete Agreement; Amendment. It is understood and agreed between ABX and GNE that this Agreement and the GNE Option Agreement constitute the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and supersede and cancel all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, including, without limitation, that certain Non-Disclosure Agreement between ABX and GNE dated as of April 25, 1997, and the MTA (to the extent provided in Section 2.1.5, 3.2.4 and 4.1 of the GNE Option Agreement and Sections 2.5(d) and
6.1 of this Agreement). No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of ABX and GNE.

        11.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

        11.15 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.



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

        IN WITNESS WHEREOF, the parties have executed this Agreement, through their respective officers hereunto duly authorized, as of the day and year first above written.

ABGENIX, INC.                                GENENTECH, INC.

By:______________________________            By:________________________________

Name:____________________________            Name:______________________________

Title:___________________________            Title:_____________________________



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                                  ATTACHMENT A



[*]



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       respect to the omitted portions.



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                                  ATTACHMENT A



[*]



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       with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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                                  ATTACHMENT A



[*]



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       with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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                                  ATTACHMENT B

                                  ABX MATERIALS


[*]



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       respect to the omitted portions.



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                                  ATTACHMENT C

                                   IN-LICENSES

[*]



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                                   SCHEDULE A

                          [TO BE COMPLETED BY ABX PRIOR
                         TO EXECUTION OF THIS AGREEMENT]



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                                   SCHEDULE B

                          [TO BE COMPLETED BY GNE PRIOR
                         TO EXECUTION OF THIS AGREEMENT]



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